                                                                   EXHIBIT 10.12

                          INDUSTRIAL LEASE AGREEMENT



                                    BETWEEN



                  INDUSTRIAL DEVELOPMENTS INTERNATIONAL, INC.



                                  AS LANDLORD



                                      AND



                       ALADDIN MANUFACTURING CORPORATION



                                   AS TENANT

                                  LEASE INDEX
                                  -----------

Section      Subject
-------      -------

1            Basic Lease Provisions
2            Demised Premises
3            Term
4            Base Rent
5            [INTENTIONALLY OMITTED]
6            Operating Expenses and Additional Rent
7            Use of Demised Premises
8            Insurance
9            Utilities
10           Maintenance and Repairs
11           Tenant's Personal Property; Indemnity
12           Tenant's Fixtures
13           Signs
14           No Landlord's Lien
15           Governmental Regulations
16           Environmental Matters
17           Construction of Demised Premises
18           Tenant Alterations and Additions
19           Services by Landlord
20           Fire and Other Casualty
21           Condemnation
22           Tenant's Default
23           Landlord's Right of Entry
24           Lender's Rights
25           Estoppel Certificate
26           Landlord's Liability
27           Notices
28           Brokers
29           Assignment and Subleasing
30           Termination of Expiration
31           [INTENTIONALLY OMITTED]
32           Late Payments
33           Rules and Regulations
34           Quiet Enjoyment
35           Miscellaneous
36           Lease Date
37           Authority
38           No Offer Until Executed

Exhibit "A" Demised Premises
Exhibit "B" Prevailing Market Rate
Exhibit "C" Preliminary Plans and Specifications/Work
Exhibit "D" Subordination, Nondisturbance and Attornment Agreement Exhibit "E" Rules and Regulations
Exhibit "F" Certificate of Authority
Exhibit "G" Special Stipulations

                          INDUSTRIAL LEASE AGREEMENT
                          --------------------------

   THIS LEASE AGREEMENT (the "Lease") is made as of the "Lease Date" (as defined in Section 37 herein) by and between INDUSTRIAL DEVELOPMENTS INTERNATIONAL, INC., a Delaware corporation ("Landlord"), and ALADDIN MANUFACTURING CORPORATION, a Delaware corporation ("Tenant") (the words "Landlord" and "Tenant" to include their respective legal representatives, successors and permitted assigns where the context requires or permits).

                             W I T N E S S E T H:

   1.  Basic Lease Provisions.  The following constitute the basic provisions of
       ----------------------
this Lease:

       (a)  Demised Premises Address: ____________________________

                                      Bolingbrook, Illinois; as provided in
                                      Section 2, the Demised Premises includes the non-exclusive right of Tenant to use the parking area and driveways which are part of the Building Common Area (as defined in Section 6).

       (b)  Demised Premises Square Footage: approximately 201,959 square feet

       (c)  Building Square Footage: approximately 352,338 square feet

       (d)  Annual Base Rent:

              Lease Years one (1) through five (5)             $763,405.02

              Lease Years six (6) through ten (10)             $862,364.93

       (e)  Monthly Base Rent Installments:

              Lease Years one (1) through five (5)             $ 63,617.09

              Lease Years six (6) through ten (10)             $ 71,863.74

       (f) Lease Commencement Date: The date of Substantial Completion (as defined in Section 17 of this Lease).

       (g)  Base Rent Commencement Date: The Lease Commencement Date.

       (h) Expiration Date: The date which is ten (10) years after the Lease Commencement Date (subject to adjustment in accordance with Section 3 of this Lease).

       (i) Term: Ten (10) years after the Lease Commencement Date (subject to adjustment in accordance with Section 3 of this Lease).

       (j)  Tenant's Operating Expense Percentage: 57.32%

       (k)  [INTENTIONALLY OMITTED]

       (l) Permitted Use. Storage, warehousing, and distribution of carpet and carpet sundries, and general office use related thereto.

       (m)    Address for notice:

              Landlord:   INDUSTRIAL DEVELOPMENTS
                          INTERNATIONAL, INC.
                          3424 Peachtree Road, N.E.
                          Suite 1500
                          Atlanta, Georgia 30326
                          Attention:  Vice President - Operations

              Tenant:     ALADDIN MANUFACTURING CORPORATION
                          160 South Industrial Boulevard, S.W.
                          Calhoun, Georgia 30703-7002
                          Attention:  Salvatore J. Perillo, Esquire
                                      General Counsel

       (n)  Address for rental     INDUSTRIAL DEVELOPMENTS
            payments:              INTERNATIONAL, INC.
                                   c/o IDI Services Group, Inc.
                                   P.O. Box 930190
                                   Atlanta, Georgia 31193

       (o)  Broker:                Grubb & Ellis

   2.  Demised Premises. For and in consideration of the rent hereinafter
       ----------------
reserved and the mutual covenants hereinafter contained, Landlord does hereby lease and demise unto Tenant, and Tenant does hereby hire, lease and accept, from Landlord all upon the terms and conditions hereinafter set forth the following premises, referred to as the "Demised Premises", as outlined on Exhibit A attached hereto and incorporated herein: (i) approximately 201,959
---------
square feet of space, approximately 10,000 square feet of which is office space, having an address as set forth in Section 1(a), located within a building known as Inventory Facility I (the "Building"), which contains a total of approximately 352,338 square feet and is located on a parcel of land ("Land") containing approximately 16.24 acres within Bolingbrook Corporate Center (the "Project"), in Bolingbrook, Illinois and (ii) a non-exclusive right to use, in common with other tenants of the Building (and the employees, guests and other invitees of such tenants), all Building Common Area. The Demised Premises will be delivered to Tenant in the condition and on the schedule described in Section 17.

   3.  Term. To have and to hold the Demised Premises for a term (the "Term")
       ----
commencing on the Lease Date and terminating on the Expiration Date, as the Lease Commencement Date and the Expiration Date may be revised pursuant to
Section 17; provided that if the Lease Commencement Date is a day other than the first day of a calendar month, the Term shall expire ten (10) years after the first day of the first full calendar month after the Lease Commencement Date and shall, accordingly, include the period between the Lease Commencement Date and the end of the calendar month in which the Base Commencement Date occurs. The term "Lease Year", as used in this Lease, shall mean the 12-month period commencing on the Lease Commencement Date, and each 12-month period thereafter during the Term; provided, however, that if the first Lease Year begins on a day other than the first day of a calendar month, the first Lease Year shall include the period between the Lease Commencement Date and the end of the calendar month in which the Lease Commencement Date occurs and shall extend through the end of the twelfth (12th) full calendar month following the Lease Commencement Date.

       3.1  Renewal Option.
            --------------
       (a) Provided that no Event of Default (as defined in Section 22) has occurred and is then continuing, Tenant shall have the right and option to extend the Primary Term of this Lease for two (2) successive additional periods of five (5) years each (the "First Renewal Term" and the "Second Renewal Term", respectively, and, collectively, the "Renewal Terms") in accordance with this
Section 3.1. If Tenant does not extend the Primary Term for the First Renewal Term, it shall have no right to extend the Term for the Second Renewal Term. The option for the First Renewal Term my be exercised by Tenant by written notice given to Landlord not less than nine (9) months prior to the end of the Primary Term. If Tenant properly exercises its right to the First Renewal Term, the option for the Second Renewal Term may be exercised by Tenant by written notice given to Landlord not less than nine (9) months prior to the end of the First Renewal Term. Subject to the terms of subsection (b) of this Section 3.1, all of the terms and provisions of this Lease shall govern and be applicable to the First Renewal Term and the Second Renewal Term (with the exceptions that (i) there will be no period of rent-free occupancy at the commencement of either of the Renewal Terms, (ii) Landlord will have no obligation to construct any improvements, provide any allowances or grant any rental abatement prior to commencement of accrual of Base Rent for either Renewal Term and (iii) there will be no renewal of the Term other than the Renewal Terms) if Tenant timely exercises its right to extend the Term in accordance with this subsection (a).

       (b) If Tenant timely and properly exercises its right to the First Renewal Term, Tenant shall pay to Landlord as Annual Base Rent during the First Renewal Term, in lawful money of the United States commencing at the commencement of the First Renewal Term, a per annum sum equal to the greater of
(i) the product obtained by multiplying the square footage of the Demised Premises times an amount equal to the "Prevailing Market Rate" (as defined and calculated in the manner set forth in Exhibit B attached to this Lease and
                                      ---------
incorporated herein by reference) in effect on the first day of the First Renewal Term or (ii) the Base Rent which was in effect at the end of the Primary Term. If Tenant properly exercises its right to the First Renewal Term, and thereafter timely exercises its right to the Second Renewal Term, Tenant shall pay to Landlord as Annual Base Rent during the Second Renewal Term, in lawful money of the United States commencing at the commencement of the Second Renewal Term, a per annum sum equal to the greater of (i) the product obtained by multiplying the square footage of the Demised Premises times an amount equal to the Prevailing Market Rate in effect as of the first day of the Second Renewal Term or (ii) the Base Rent which was in effect at the end of the First Renewal Term.

   4.  Base Rent.  Tenant shall pay to Landlord at the address set forth in
       ---------
Section 1(n), as base rent for the Demised Premises, commencing on the Base Rent Commencement Date and continuing throughout the Term in lawful money of the United States, the annual amount set forth in Section 1(d) payable in equal monthly installments as set forth in Section 1(e) (the "Base Rent"), payable in advance, payable in equal monthly installments as set forth in Section 1(e) (the "Base Rent"), payable in advance, without demand and without abatement, reduction, set-off or deduction, on the first day of each calendar month during the Term. If the Base Rent Commencement Date shall fall on a day other than the first day of a calendar month, the Base Rent shall be apportioned pro rata on a per diem basis (i) for the period between the Base Rent Commencement Date and the first day of the following calendar month (which pro rata payment shall be due and payable on the Base Rent Commencement Date), and (ii) for the last partial month of the Term, if applicable. No payment by Tenant or receipt by Landlord of rent hereunder shall be deemed to be other than on account of the amount due, and no endorsement or statement on any check or any letter accompanying any check or payment of rent shall be deemed an accord and satisfaction, and Landlord may accept such check as payment without prejudice to Landlord's right to recover the balance of such installment or payment of rent or pursue any other remedies available to Landlord.

        4.1 Landlord hereby agrees to provide to Tenant an allowance in the amount of $400,000.00 ("Maximum Construction Allowance") for the installation of the interior finish of the office area of the Demised Premises ("Allowance Work"). If, following the final approval of the Plans and Specifications (as defined in Section 17(a) of this Lease), Landlord reasonably determines that the cost of the Allowance Work will exceed the amount of the Maximum Construction Allowance, Landlord will give written notice of such determination to Tenant, which notice will specify the estimated amount by which the cost of the Allowance Work will exceed the Maximum Construction Allowance. Subject to the rights of review and approval granted Tenant hereinafter in this Section 4.1, Tenant agrees to deliver to Landlord such excess amount in cash within ten (10) business days following receipt of such notice. If Tenant does not utilize the full Maximum Construction Allowance, the unused portion may be applied by Tenant as a credit against Base Rent and Additional Rent (as defined in Section 6) which would otherwise accrue in accordance with this Lease. At any time after the occurrence of Substantial Completion, Landlord and Tenant shall, within thirty (30) days after receipt by Tenant of a written request from Landlord, execute and deliver an amended and restated version of this Lease which will delete this Section 4.1 in its entirety and delete any other references in this Lease to the provisions of this Section 4.1. With respect to the Maximum Construction Allowance, Landlord agrees that Landlord will give Tenant a reasonable opportunity to review and approve any bids or contracts which Landlord desires to accept from any contractor for performance of the work which will be paid from the Maximum Construction Allowance; provided that Tenant must respond in writing within five (5) business days after receipt of any written submission from Landlord. A failure to respond timely shall constitute approval. Landlord will not accept a bid or enter into a contract without the approval of Tenant; provided that Tenant acknowledges that (i) Landlord will not be in a position to submit an application for the Permits (as defined in Section 17(a)) without the required approval from Tenant and (ii) each day that elapses after such fifth (5th) business day, until the requisite approval is obtained from Tenant, will constitute a day of Tenant Delay (as defined in Section 17.1).

        4.2  Additional Allowance.  In addition to the Maximum Construction
             --------------------
Allowance, Landlord hereby agrees to provide to Tenant an additional allowance ("Supplemental Allowance") in the amount of $500,000.00, which will be available for use by Tenant in accordance with this Section 4.2. Tenant may use the Supplemental Allowance to fund the payment of the cost of any Allowance Work which exceeds the Maximum Construction Allowance and then the payment of the installation by Landlord of permanent improvements at the Demised Premises ("Additional Improvements"), in addition to the Allowance Work; provided that the nature and scope of such work will be subject to the approval of Landlord, not to be unreasonably withheld, delayed or conditioned. Landlord will, to the extent reasonably practicable, perform the Additional Work concurrently with performance of the Allowance Work, subject to the condition that Landlord will not be required to perform the Additional Work in any manner which would delay the occurrence of Substantial Completion. To the extent that Tenant does not utilize the Additional Allowance to pay excess cost for the Allowance Work or the cost of Additional Improvements, the unused portion of the Additional Allowance shall then be applied as a credit against Base Rent and Additional Rent, up to a maximum of $243,229.26, and the balance, if any, will be paid to Tenant in cash. Under no circumstances will Tenant have any right to receive the payment from the Additional Allowance (except to the extent that Landlord may be performing Additional Work), either in cash or as a credit against Base Rent, until Tenant has acknowledged in writing the occurrence of Substantial Completion.

   5.  [INTENTIONALLY OMITTED]

   6.  Operating Expenses and Additional Rent.
       --------------------------------------

       (a) Tenant agrees to pay as Additional Rent (as defined in Section 6(b) below) its proportionate share of Operating Expenses (as hereinafter defined). "Operating Expenses" shall be defined as all reasonable expenses for operation, repair, replacement and maintenance as necessary to keep the Building and the common areas, driveways, and parking areas associated therewith (collectively, the "Building Common Area") in good order, condition and repair, including but not limited to, utilities for the Building Common Area, expenses associated with the driveways and parking areas (including sealing and restriping, and snow, trash and ice removal), security systems, fire detection and prevention systems, lighting facilities, landscaped areas, walkways, painting and caulking, directional signage, curbs, drainage strips, sewer lines, all charges assessed against or attributed to the Building pursuant to any applicable easements, covenants, restrictions, agreements, declaration of protective covenants or development standards, property management fees (provided that the amount of management fees included in the Operating Expenses actually billed to Tenant shall not exceed, on an annual basis, two percent (2.0%) of the Base Rent in effect from time to time), all real property taxes and special assessments imposed upon the Building, the Building Common Area and the land on which the Building and the Building Common Area are constructed, all costs of insurance paid by Landlord with respect to the Building and the Building Common Area, and costs of improvements to the Building and the Building Common Area required by any law, ordinance or regulation applicable to the Building and the Building Common Area generally (and not because of the particular use of the Building or the Building Common Area by a particular tenant), which cost shall be amortized on a straight line basis over the useful life of such improvement, as reasonably determined by Landlord. Operating Expenses shall not include expenses for the costs of any maintenance and repair required to be performed by Landlord at its own expense under Section (10)(b). Further, Operating Expenses shall not include the costs for capital improvements unless such costs are incurred for the purpose of causing a material decrease in the Operating Expenses of the Building or the Building Common Area or are made with respect to improvements made to comply with laws, ordinances or regulations as described above. The proportionate share of Operating Expenses to be paid by Tenant shall be a percentage of the Operating Expenses based upon the proportion that the square footage of the Demised Premises bears to the total square footage of the Building (such figure referred to as "Tenant's Operating Expense Percentage" and set forth in Section 1(j)). Prior to or promptly after the beginning of each calendar year during the Term. Landlord shall estimate the total amount of Operating Expenses to be paid by Tenant during each such calendar year and Tenant shall pay to Landlord one-twelfth (1/12) of such sum on the first day of each calendar month during each such calendar year, or part thereof, during the Term. Within a reasonable time after the end of each calendar year, Landlord shall submit to Tenant a statement of the actual amount of Operating Expenses for such calendar year, and the actual amount owed by Tenant, and within thirty (30) days after receipt of such statement, Tenant shall pay any deficiency between the actual amount owed and the estimates paid during such calendar year, or in the event of overpayment. Landlord shall credit the amount of such overpayment toward the next installment of Operating Expenses owed by Tenant or remit such overpayment to Tenant if the Term has expired or has been terminated and no Event of Default exists hereunder. The obligations in the immediately preceding sentence shall survive the expiration or any earlier termination of this Lease. If the Lease Commencement Date shall fall on other than the first day of the calendar year, and/or if the Expiration Date shall fall on other than the last day of the calendar year, Tenant's proportionate share of the Operating Expenses for such calendar year shall be apportioned prorata.

       (b) Any amounts required to be paid by Tenant hereunder (in addition to Base Rent) and any charges or expenses incurred by Landlord on behalf of Tenant under the terms of this Lease shall be considered "Additional Rent" payable in the same manner and upon the same terms and conditions as the Base Rent reserved hereunder except as set forth herein to the contrary. Any failure on the part of Tenant to pay such Additional Rent when and as the same shall become due shall entitle Landlord to the remedies available to it for non-payment of Base Rent. Tenant's obligations for payment of Additional Rent shall begin to accrue on the Lease Commencement Date regardless of the Base Rent Commencement Date.

       (c) If applicable in the jurisdiction where the Demised Premises are located, Tenant shall pay and be liable for all rental, sales, use and inventory taxes or other similar taxes, if any, on the amounts payable by Tenant hereunder levied or imposed by any city, state, county or other governmental body having authority, such payments to be in addition to all other payments required to be paid Landlord by Tenant under the terms of this Lease. Such payment shall be made by Tenant directly to such governmental body if billed to Tenant, or if billed to Landlord, such payment shall be paid concurrently with the payment of the Base Rent, Additional Rent, or such other charge upon which the tax is based, all as set forth herein.

       (d) The books and records of Landlord pertaining to the determination of Operating Expenses for any calendar year may be reviewed and/or audited by Tenant or its representatives, at the expense of Tenant and during normal business hours at the offices of Landlord located at 3424 Peachtree Road, Suite 1500, Atlanta, Georgia 30326 at any time within thirty-six (36) months following the end of the calendar year for which review and/or the audit is to be performed, provided that Tenant shall give Landlord not less than ten (10) days prior written notice of the intent of Tenant to conduct the review and/or audit.

   7.  Use of Demised Premises.
       -----------------------

       (a) The Demised Premises shall be used for the Permitted Use set forth in
Section 1(1) and for no other purpose.

       (b) Tenant will permit no liens to attach or exist against the Demised Premises, and shall not commit any waste.

       (c) The Demised Premises shall not be used for any illegal purposes, and Tenant shall not allow, suffer, or permit any vibration, noise, odor, light or other effect to occur within or around the Demised Premises that could constitute a nuisance or trespass for Landlord of any occupant of the Building or an adjoining building, its customers, agents, or invitees. Upon notice by Landlord to Tenant that any of the aforesaid prohibited uses are occurring. Tenant agrees to promptly remove or control the same.

       (d) Tenant shall not in any way violate any law, ordinance or restrictive covenant affecting the Demised Premises, and shall not in any manner use the Demised Premises so as to cause cancellation of, prevent the use of, or increase the rate of, the fire and extended coverage insurance policy required hereunder. Landlord makes no (and does hereby expressly disclaim any) covenant, representation or warranty as to the Permitted Use being allowed by or being in compliance with any applicable laws, rules, ordinances or restrictive covenants now or hereafter affecting the Demised Premises, and any zoning letters, copies of zoning ordinances or other information from any governmental agency or other third party provided to Tenant by Landlord or any of Landlord's agents or employees shall be for informational purposes only, Tenant hereby expressly acknowledging and agreeing that Tenant shall conduct and rely solely on its own due diligence and investigation with respect to the compliance of the Permitted Use with all such applicable laws, rules, ordinances and restrictive covenants and not on any such information provided by Landlord or any of its agents or employees.

       (e) In the event insurance premiums pertaining to the Demised Premises, the Building, or the Building Common Area, whether paid by Landlord or Tenant, are increased over the least hazardous rate available due to the nature of the use of the Demised Premises by Tenant, Tenant shall pay such additional amount as Additional Rent.

   8.  Insurance.
       ---------

       (a) Tenant covenants and agrees that from and after the Lease Commencement Date or any earlier date upon which Tenant enters or occupies the Demised Premises or any portion thereof, Tenant will carry and maintain, at its sole cost and expense, the following types of insurance, in the amounts specified and in the form hereinafter provided for:

           (i) Liability insurance in the Commercial General Liability form (or reasonable equivalent thereto) covering the Demised Premises and Tenant's use thereof against claims for bodily injury or death, property damage and product liability occurring upon, in or about the Demised Premises, such insurance to be written on an occurrence basis (not a claims made basis), to be in combined single limits amounts not less than $3,000,000.00 and to have general aggregate limits of not less than $5,000,000.00 for each policy year. The insurance coverage required under this Section 8(a)(i) shall, in addition, extend to any liability of Tenant arising out of the indemnities provided for in Section 11 and, if necessary, the policy shall contain a contractual endorsement to that effect. The liability insurance coverage required by this subsection (i) may be provided through a combination of primary and umbrella coverage as may be customarily utilized by Tenant, subject to the prior review and approval of Landlord, not to be unreasonably withheld, delayed or conditioned.

           (ii) Insurance covering (A) all of the items included in the leasehold improvements constructed in the Demised Premises by or at the expenses of Landlord (collectively, the "Improvements"), including but not limited to demising walls and the heating, ventilating and air conditioning system and (B) Tenant's trade fixtures, merchandise and personal property from time to time in, on or upon the Demised Premises, in an amount not less than one hundred percent (100%) of their full replacement value from time to time during the Term, providing protection against perils included within the standard form of "all-risks" fire and casualty insurance policy, together with insurance against sprinkler damage, vandalism and malicious mischief. Any policy proceeds from such insurance relating to the Improvements shall be used solely for the repair, construction and restoration or replacement of the Improvements damaged or destroyed unless this Lease shall cease and terminate under the provisions of
Section 20.

       (b) All policies of the insurance provided for in Section 8(a) shall be issued in form reasonably acceptable to Landlord by insurance companies with a rating of not less than "A," and financial size of not less than Class XII, in the most current available "Best's Insurance Reports", and licensed to do business in the state in which the Building is located. Each and every such policy:

           (i) shall name Landlord, Lender (as defined in Section 24), and any other party reasonably designated by Landlord, as an additional insured. In addition, the coverage described in Section 8(a)(ii)(A) relating to the Improvements shall also name Landlord as "loss payee";

           (ii) shall be delivered to Landlord, in the form of an insurance certificate acceptable to Landlord as evidence of such policy, prior to the Lease Commencement Date and thereafter within thirty (30) days prior to the expiration of each such policy, and, as often as any such policy shall expire or terminate. Renewal or additional policies shall be procured and maintained by Tenant in like manner and to like extent;

           (iii) shall contain a provision that the insurer will give to Landlord and such other parties in interest at least fifteen (15) days notice in writing in advance of any material change, cancellation, termination or lapse, or the effective date of any reduction in the amounts of insurance; and

           (iv) shall be written as a primary policy which does not contribute to and is not in excess of coverage which Landlord may carry.

       (c) In the event that Tenant shall fail to carry and maintain the insurance coverages set forth in this Section 8, Landlord may upon thirty (30) days notice to Tenant (unless such coverages will lapse in which event no such notice shall be necessary) procure such policies of insurance and Tenant shall promptly reimburse Landlord therefor.

       (d) Any insurance provided for in Section 8(a) may be maintained by means of a policy or policies of blanket insurance, covering additional items or locations or insureds, provided, however, that:

          (i) Landlord and any Mortgagee (as defined in Section 24) shall be named as an additional insured thereunder as its interest may appear, and

          (ii) the requirements set forth in this Section 8 are otherwise satisfied.

       (e) Landlord covenants and agrees that, from and after the Lease Commencement Date, Landlord will carry and maintain the following types of insurance (with all premium costs related thereto being included in Operating Expenses), in the form and with amounts of coverage as hereinafter required:

           (i) Liability insurance in the commercial general liability form, covering the Building and the Land, against claims for personal injury or death and property damage upon, in or about the Land and the Building, such Insurance to be written on an occurrence basis (not a claims made basis) with combined single limit coverage of not less than $3,000,000.00 and with a general aggregate limit of not less than $5,000,000.00 for each policy year;

           (ii) insurance on the "all-risk" or equivalent form, on a replacement cost basis, against loss or damage to the Building (excluding foundation); and

           (iii) rent loss insurance covering loss of rental income under this Lease for a period of not less than twelve (12) months and such other insurance as Landlord reasonably deems necessary for prudent ownership and management of the Building.

All policies of insurance required to be carried by Landlord pursuant to this
Section 8(e) shall be issued by insurance companies with a rating of not less than A+, with a financial size reasonably consistent with the size and nature of the risk being insured and licensed to do business in the State of Illinois. With respect to each and every policy of insurance carried by Landlord pursuant to this subsection (e), Landlord shall, within ten (10) business days after receipt of a written request from Tenant, deliver to Tenant a certificate evidencing the required coverage and containing a provision that each insurer will give to Tenant at least thirty (30) days notice in writing in advance of any material change, cancellation, termination or lapse, or the effective date of any reduction in the amounts of insurance.

       (f) Landlord and Tenant hereby waive any rights each may have against the other on account of any loss or damage occasioned to Landlord or Tenant, as the case may be, their respective property, the Demised Premises, its contents or to the other portions of the Building, arising from any risk covered by all risks fire and extended coverage insurance of the type and amount required to be carried hereunder, provided that such waiver does not invalidate such policies or prohibit recovery thereunder. The parties hereto shall cause their respective insurance companies insuring the property of either Landlord or Tenant against any such loss, to waive any right of subrogation that such insurers may have against Landlord or Tenant, as the case may be.

   9. Utilities. During the Term, Tenant shall promptly pay as billed to Tenant
      ---------
all rents and charges for water and sewer services and all costs and charges for gas, steam, electricity, fuel, light, power, telephone, heat and any other utility or service used or consumed in or servicing the Demised Premises and all other costs and expenses involved in the care, management and use thereof. To the extent reasonably possible, such utilities shall be separately metered and billed to Tenant. Any utilities which are not separately metered shall be billed to Tenant by Landlord at Landlord's actual cost. In the event Tenant's use of any utility not metered is in excess of the average use by other tenants, Landlord shall have the right to install a meter for such utility, at Tenant's expense, and bill Tenant for Tenant's actual use. If Tenant fails to pay any utility bills or charges, Landlord may, at its option and upon reasonable notice to Tenant, pay the same and in such event, the amount of such payment, together with interest thereon at the Interest Rate as defined in Section 32 from the date of such payment by Landlord, will be added to Tenant's next due payment as Additional Rent.

   10. Maintenance and Repairs.
       -----------------------

       (a) Tenant shall, at its own cost and expense, maintain in good condition and repair the interior of the Demised Premises, including but not limited to the heating, air conditioning and ventilation systems, glass, windows and doors, sprinkler, all plumbing and sewage systems, fixtures, interior walls, floors (including floor slabs), ceilings, storefronts, plate glass, skylights, all electrical facilities and equipment including, without limitation, lighting fixtures, lamps, fans and any exhaust equipment and systems, electrical motors, and all other appliances and equipment (including, without limitation, dock levelers, dock shelters, dock seals and dock lighting) of every kind and nature located in, upon or about the Demised Premises, except as to such maintenance and repair as is the obligation of Landlord pursuant to Section 10(b). During the Term, Tenant shall maintain in full force and effect a service contract for the maintenance of the heating, ventilation and air conditioning systems with an entity reasonably acceptable to Landlord. Tenant shall deliver to Landlord (i) a copy of said service contract prior to the Lease Commencement Date, and (ii) thereafter, a copy of a renewal or substitute service contract within thirty
(30) days prior to the expiration of the existing service contract. Tenant's obligation shall exclude any maintenance and repair required because of the act or negligence of Landlord, its employees, contractors or agents, which shall be the responsibility of Landlord. Tenant shall not be required under any provision of this Lease to place the Demised Premises in better condition than the condition in which the Demised Premises was delivered to Tenant.

       (b) Landlord shall, at its own cost and expense, maintain in good condition and repair the roof, foundation (beneath the floor slab) and structural frame of the Building. Landlord's obligation shall exclude the cost of any maintenance or repair required because of the act or negligence of Tenant or Tenant's agents, contractors, employees and invitees (collectively, "Tenant's Affiliates"), the cost of which shall be the responsibility of Tenant.

       (c) Unless the same is caused solely by the negligent action or inaction of Landlord, its employees or agents, and is not covered by the insurance required to be carried by Tenant pursuant to the terms of this Lease, Landlord shall not be liable to Tenant or to any other person for any damage occasioned by failure in any utility system or by the bursting or leaking of any vessel or pipe in or about the Demised Premises, or for any damage occasioned by water coming into the Demised Premises or arising from the acts or neglects of occupants of adjacent property or the public.

   11. Tenant's Personal Property; Indemnity. All of Tenant's personal property
       -------------------------------------
in the Demised Premises shall be and remain at Tenant's sole risk. Landlord, its agents, employees and contractors, shall not be liable for, and Tenant hereby releases Landlord from, any and all liability for theft thereof or any damage thereto occasioned by any act of God or by any acts, omissions or negligence of any persons. Landlord and Tenant each hereby agrees to indemnify, defend, protect and hold the other party harmless from and against any and all losses, costs, liabilities, damages and expenses, including, but not limited to, penalties, fines, reasonable attorney's fees and costs actually incurred, but specifically excluding consequential and indirect damages (collectively, "Claims"), to the extent such Claims (i) are caused or result from the activities (including the negligence or willfulness conduct) of the indemnifying party or its respective agents, contractors or employees in or on the Demised Premises, Building or Land, and (ii) are not insured (or required to be insured) by the indemnified party pursuant to the provisions of this Lease; provided, however, that the foregoing indemnity shall not extend to any Claims to the extent resulting from the negligence or willful misconduct of the indemnified party. The foregoing mutual indemnity is intended to be consistent with the waivers as set forth in Section 8(e) of this Lease, pursuant to which (A) each party has waived its respective rights against the other party to the extent any losses, damages or other Claims are insured or required to be insured under property damage policies by such party pursuant to the provisions of this Lease, and (B) has agreed to cause such party's respective insurance carrier to include a waiver of subrogation (to the extent obtainable) in their respective property damage insurance policies. The foregoing indemnities, and the waivers set forth in Section 8(e), are not intended to and shall not relieve any insurance carrier of its obligations to provide insurance coverage pursuant to insurance policies obtained pursuant to the provisions of this Lease. The provisions of this
Section 11 shall survive the expiration or earlier termination of this Lease.

   12. Tenant's Fixtures. Tenant shall have the right to install in the Demised
       -----------------
Premises trade fixtures required by Tenant or used by it in its business, and if installed by Tenant, to remove any or all such trade fixtures from time to time during and upon termination or expiration of this Lease, provided no Event of Default, as defined Section 22, then exists; provided, however, that Tenant
                                             --------  -------
shall repair and restore any damage or injury to the Demised Premises (to the condition in which the Demised Premises existed prior to such installation) caused by the installation and/or removal of any such trade fixtures.

   13. Signs.  No sign, advertisement or notice shall be inscribed, painted,
       -----
affixed, or displayed on the windows or exterior walls of the Demised Premises or on any public area of the Building, except in such places, numbers, sizes, colors and styles as are approved in advance in writing by Landlord, which approval will not be unreasonably withheld, delayed or conditioned, and which conform to all applicable laws, ordinances, or covenants affecting the Demised Premises. Any and all signs installed or constructed by or on behalf of Tenant pursuant hereto shall be installed, maintained and removed by Tenant at Tenant's sole cost and expense.

   14. No Landlord's Lien. With the exception of any lien which Landlord may
       ------------------
obtain by virtue of a judgment against Tenant, Landlord hereby waives and releases any lien or claim of lien, statutory or otherwise, which Landlord may be entitled to assert under the laws of the state of Illinois upon or against any personal property and trade fixtures of Tenant situated in and upon the Demised Premises. Landlord acknowledges and agrees that Tenant will have the right to grant security interests to third parties in the personal property of Tenant at the Demised Premises. Landlord waives its rights under the laws of the state of Illinois to file or seek a distress or distraint levy or warrant with respect to any personal property of Tenant at the Demised Premises which is subject to any form of security interest held by a third party unrelated to Tenant.

   15. Governmental Regulations. Tenant shall promptly comply throughout the
       ------------------------
Term, at Tenant's sole cost and expense, with all present and future laws, ordinances, orders, rules, regulations or requirements of all federal, state and municipal governments and appropriate departments, commissions, boards and officers thereof (collectively, "Governmental Requirements") relating to (a) all or any part of the Demised Premises, and (b) to the use or manner of use by Tenant of the Demised Premises and the Building Common Area. Tenant shall also observe and comply with the requirements of all policies of public liability, fire and other policies of insurance at any time in force with respect to the Demised Premises.

   16. Environmental Matters.
       ---------------------

       (a) For purposes of this Lease:

           (i) "Contamination" as used herein means the presence of or release of Hazardous Substances (as hereinafter defined) into any environmental media from, upon, within, below, into or on any portion of the Demised Premises, the Building, the Building Common Area or the Project so as to require remediation, cleanup or investigation under any applicable Environmental Law (as hereinafter defined).

          (ii) "Environmental Laws" as used herein means all federal, state, and local laws, regulations, orders, permits, ordinances or other requirements, which exist now or as may exist hereafter, concerning protection of human health, safety and the environment, all as may be amended from time to time.

          (iii) "Hazardous Substances" as used herein means any hazardous or toxic substance, material, chemical, pollutant, contaminant or waste as those terms are defined by any applicable Environmental Laws (including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. 9601 et seq. ("CERCLA") and the Resource Conservation and Recovery Act, 42 U.S.C. 6901 et seq. ["RCRA"]) and any solid wastes, polychlorinated biphenyls, urea formaldehyde, asbestos, radioactive materials, radon, explosives, petroleum products and oil.

       (b) Landlord represents that, except as revealed to Tenant in writing by Landlord, to Landlord's actual knowledge, Landlord has not treated, stored or disposed of any Hazardous Substances upon or within the Demised Premises, nor, to Landlord's actual knowledge, has any predecessor owner of the Demised Premises.

       (c) Tenant covenants that all its activities, and the activities of Tenant's Affiliates (as defined in Section 10(b)), on the Demised Premises, the Building, or the Project during the Term will be conducted in compliance with Environmental Laws. Tenant warrants that it is currently in compliance with all applicable Environmental Laws and that there are no pending or threatened notices of deficiency, notices of violation, orders, or judicial or administrative actions involving alleged violations by Tenant of any Environmental Laws. Tenant, at Tenant's sole cost and expense, shall be responsible for obtaining all permits or licenses or approvals under Environmental Laws necessary for Tenant's operation of its business on the Demised Premises and shall make all notifications and registrations required by any applicable Environmental Laws. Tenant, at Tenant's sole cost and expense, shall at all times comply with the terms and conditions of all such permits, licenses, approvals, notifications and registrations and with any other applicable Environmental Laws. Tenant warrants that it has obtained all such permits, licenses or approvals and made all such notifications and registrations required by any applicable Environmental Laws necessary for Tenant's operation of its business on the Demised Premises.

       (d) Tenant shall not cause or permit any Hazardous Substances to be brought upon, kept or used in or about the Demised Premises, the Building, or the Project without the prior written consent of Landlord, which consent shall not be unreasonably withheld; provided, however, that the consent of Landlord
                              --------  -------
shall not be required for the use at the Demised Premises of cleaning supplies, toner for photocopying machines and other similar materials, in containers and quantities reasonably necessary for and consistent with normal and ordinary use by Tenant in the routine operation or maintenance of Tenant's office equipment or in the routine janitorial service, cleaning and maintenance for the Demised Premises. For purposes of this Section 16, Landlord shall be deemed to have reasonably withheld consent if Landlord determines that the presence of such Hazardous Substance within the Demised Premises could result in a risk of harm to person or property or otherwise negatively affect the value or marketability of the Building or the Project.

       (e) Tenant shall not cause or permit the release of any Hazardous Substances by Tenant or Tenant's Affiliates into any environmental media such as air, water or land, or into or on the Demised Premises, the Building or the Project in any manner that violates any Environmental Laws. If such release shall occur, Tenant shall (i) take all steps reasonably necessary to contain and control such release and any associated Contamination, (ii) clean up or otherwise remedy such release and any associated Contamination to the extent required by, and take any and all other actions required under, applicable Environmental Laws and (iii) notify and keep Landlord reasonably informed of such release and response.

       (f) Regardless of any consents granted by Landlord pursuant to Section 16(d) allowing Hazardous Substances upon the Demised Premises, Tenant shall under no circumstances whatsoever cause or permit (i) any activity on the Demised Premises which would cause the Demised Premises to become subject to regulation as a hazardous waste treatment, storage or disposal facility under RCRA or the regulations promulgated thereunder, (ii) the discharge of Hazardous Substances into the storm sewer system serving the Project or (iii) the installation of any underground storage tank or underground piping on or under the Demised Premises.

       (g) Tenant shall and hereby does indemnify Landlord and hold Landlord harmless from and against any and all expense, loss, and liability suffered by Landlord (except to the extent that such expenses, losses, and liabilities arise out of Landlord's own negligence or willful act), by reason of the storage, generation, release, handling, treatment, transportation, disposal, or arrangement for transportation or disposal, of any Hazardous Substances (whether accidental, intentional, or negligent) by Tenant or Tenant's Affiliates or by reason of Tenant's breach of any of the provisions of this Section 16. Such expenses, losses and liabilities shall include, without limitation, (i) any and all expenses that Landlord may incur to comply with any Environmental Laws; (ii) any and all costs that Landlord may incur in studying or remedying any Contamination at or arising from the Demised Premises, the Building, or the Project; (iii) any and all costs that Landlord may incur in studying, removing, disposing or otherwise addressing any Hazardous Substances; (iv) any and all fines, penalties or other sanctions assessed upon Landlord; and (v) any and all legal and professional fees and costs incurred by Landlord in connection with the foregoing. The indemnity contained herein shall survive the expiration or earlier termination of this Lease.

   17. Construction of Demised Premises.
       --------------------------------

       (a) Landlord will submit to Tenant, within ten (10) calendar days execution of this Lease, a proposed floor plan for the interior of the Demised Premises. If Tenant does not approve the proposed floor plan within ten (10) calendar days after receipt of the proposed plan or after the Lease Date, whichever is later, each day that elapses after such tenth (10th) calendar day, until the approval is given by Tenant, will constitute a day of Tenant Delay. Within ten (10) days after the date on which Landlord receives written approval from Tenant for such floor plan for the interior of the Demised Premises, Landlord shall prepare, at Landlord's sole cost and expense (provided that all such costs incurred and payable by Landlord to third parties shall be chargeable against the Maximum Construction Allowance), and submit to Tenant a set of plans and specifications and/or construction drawings (collectively, the "Plans and Specifications") based on the preliminary plans and specifications and/or preliminary floor plans set forth on Exhibit C attached hereto and incorporated
                                     ---------
herein, covering all work to be performed by Landlord in constructing the interior improvements for the Demised Premises. Tenant shall have five (5) business days to approve the Plans and Specifications. A failure of any proposed plans or specifications to conform to Exhibit C shall be a proper basis for
                                      ---------
disapproval. In the process of reviewing and approving the proposed Plans and Specifications, Tenant shall not have the right to request any material change in scope of the work after final approval of the Plans and Specifications by Tenant, any subsequent changes thereto requested by Tenant shall be at Tenant's sole cost and expense and subject to Landlord's written approval, which shall not be unreasonably withheld, delayed or conditioned Landlord will, promptly after receipt of the written approval of the Plans and Specifications by Tenant, submit to the Village of Bolingbrook, such applications as may be necessary to obtain all permits (collectively, the "Permits") required for the work contemplated by the Plans and Specifications (which will include the Allowance
Work). Landlord will diligently pursue issue of the Permits.

       (b) Landlord shall, subject to the occurrence of Permitted Delay (as defined in Section 17.1), use reasonable diligence to achieve Substantial Completion (as defined in subsection (g), below) of the improvements contemplated by the Plans and Specifications (the "Landlord's Work"), at Landlord's sole cost and expense (subject to the provisions of Section 4.1 and use of the Maximum Construction Allowance for costs incurred by Landlord and payable to third parties), and have the Demised Premises ready for occupancy not later than May 1, 1999. In the event Landlord fails to achieve Substantial Completion not later than May 1, 1999 as extended by Permitted Delay, then, in either such event, this Lease shall remain in full force and effect and the Lease Commencement Date and the Expiration Date shall be postponed one day for each day that Substantial Completion is delayed, until the Demised Premises are Substantially Complete; provided, however, that if Landlord fails to achieve Substantial Completion not later than September 1, 1999, as such date may be extended only by Tenant Delay (as defined in Section 17.1), Tenant will have the right, as its sole remedy, to terminate this Lease by giving written notice to Landlord at any time prior to the occurrence of Substantial Completion. If Tenant was entitled to give a notice of termination, but fails or elects not to do so, and Landlord achieves Substantial Completion, the right of Tenant to terminate this Lease pursuant to this subsection (b) will automatically expire.

       (c) Upon Substantial Completion of the Demised Premises, a representative of Landlord and a representative of Tenant together shall inspect the Demised Premises and generate a punchlist of defective or uncompleted item, relating to the completion of construction of the improvements within the Demised Premises. After such punchlist is prepared and agreed upon in writing by Landlord and Tenant ("Punchlist"), with each of Landlord and Tenant acting reasonably and in good faith. Landlord shall in accordance with the terms of this Lease (i) within forty-five (45) calendar days thereafter complete such incomplete work and remedy such nonconforming or defective work as is set forth on the Punchlist, in accordance with the Plans and Specifications, and which are of such a nature that completion thereof is reasonably practicable within forty-five (45) days and (ii) complete all remaining items on the Punchlist with due diligence and within a time period, as to each particular item, which is reasonable, giving due regard for the nature of the work to be performed.

        (d) Upon acceptance of the Demised Premises by Tenant, Tenant shall execute and deliver to Landlord a letter of acceptance confirming that the Lease Commencement Date and Base Rent Commencement Date, and Expiration Date remain as set forth in Section 1, or if revised pursuant to the terms hereof, setting forth such dates as so revised.

        (e) Landlord shall, subject to the occurrence of Permitted Delay, use reasonable diligence to achieve Partial Completion (as defined in Subsection
(f), below) of the Landlord's Work not later than April 1, 1999; provided that Landlord shall not incur any penalty or liability as a result of a failure to achieve Partial Completion by such date. Tenant shall have the right, upon the occurrence of Partial Completion, to enter the Demised Premises in order to install racking and otherwise prepare the Demised Premises for occupancy. In connection with such entry, (i) Tenant shall comply with all terms and conditions of this Lease other than the obligation to pay rent, (ii) Tenant shall not interfere with Landlord's completion of the Demised Premises and (iii) Tenant shall not begin operation of its business or store any inventory or equipment.

       (f) For purposes of this Lease, the term "Substantial Completion" shall mean completion of construction of the Landlord's Work in accordance with the Plans and Specifications, subject only to Punchlist items established pursuant to Section 17(c), so that Tenant can lawfully occupy and conduct its business at the Demised Premises, as evidenced by the delivery by Landlord to Tenant of a certificate of occupancy (or temporary certificate of occupancy or its equivalent) for the Demised Premises issued by the appropriate governmental authority. In the event Substantial Completion is delayed because of Tenant Delay (as defined in Section 17.1), then Substantial Completion shall, for the purpose of establishing the Lease Commencement Date, be deemed to mean the date when Substantial Completion would have been achieved but for such Tenant Delay. For purposes of this Lease, the term "Partial Completion" shall mean completion of Landlord's Work to the following extent: sufficient completion of the warehouse to allow installation of racking.

       (g) Landlord hereby warrants to Tenant that the materials and equipment furnished by Landlord's contractors in the completion of the Improvements will be of good quality and new, that during the one (1) year period following the Lease Commencement Date, such materials and equipment and the work of such contractors shall be free from defects not inherent in the quality required or permitted hereunder, that such work will conform to the Plans and Specifications and that such work will conform to applicable codes, laws and regulations of governmental authorities in effect on the date of Substantial Completion. This warranty shall exclude damages or defects caused by Tenant or Tenant's Affiliates, improper or insufficient maintenance, improper operation, or normal wear and tear under normal usage.

       17.1 Delay.
            -----

       (a) With respect to the provisions (collectively "Construction Provisions") of this Lease which govern (i) construction of the Demised Premises and (ii) restoration of the Demised Premises after the occurrence of a casualty or condemnation, neither Landlord nor Tenant shall be liable to the other nor shall either be deemed to be in default under this Lease for any failure or delay in performance of such party's obligations if and only to the extent such failure or delay is caused by any "Permitted Delay", as defined in this Section 17.1, and subject in each instance to all the requirements of this Section 17.1. Unless this Lease specifically provides otherwise, any such performance or time for performance shall be extended for the period of any Permitted Delay, provided the party claiming the benefit of the Permitted Delay adheres to the requirements of this Section 17.1.

       (b) An event or occurrence constituting a Permitted Delay shall include any of the following (provided, however, that the events set forth in the following subsections (i), (ii) and (iii) shall not constitute a Permitted Delay for Tenant nor extend the Lease Commencement Date):

           (i) any act or neglect of Tenant or of any contractor or representative or employee employed or controlled by Tenant to the extent actually causing a delay in performance by Landlord of its obligations under this Lease;

           (ii) any failure of Tenant to provide Landlord with any required documents, specifications, consents or approvals within the time limitations set forth in this Lease;

           (iii) any change in the Landlord's Work requested by Tenant after final approval by Tenant of the Plans and Specifications which provides for an extension of time for performance by Landlord (the events described in the foregoing (i), (ii) and (iii) are sometimes referred to collectively as "Tenant Delay");

           (iv) confiscation or requisitioning of facilities or inability to secure materials or labor solely as a result of an act, order or regulation of any governmental authority;

           (v) civil disturbances or acts of declared or undeclared war or the public enemy;

           (vi)   strikes or other labor troubles;

           (vii)  casualty or condemnation;

           (viii) floods or earthquakes; and

           (ix)   adverse weather conditions.

       (c) The party claiming a Permitted Delay shall endeavor to use reasonable efforts to perform in spite of the Permitted Delay; provided that such reasonable efforts shall not require the incurring of any additional expense or liability.

       (d) This Section 17.1 shall apply only to the Construction Provisions and no other provision of this Lease.

   18. Tenant Alterations and Additions.
       --------------------------------

       (a) Tenant shall not make or permit to be made any alterations, improvements, or additions to the Demised Premises (a "Tenant's Change"), without first obtaining on each occasion Landlord's prior written consent (which consent Landlord agrees not to unreasonably withhold) and Lender's prior written consent (if such consent is required). As part of its approval process, Landlord may require that Tenant submit plans and specifications to Landlord, for Landlord's approval or disapproval, which approval shall not be unreasonably withheld. All Tenant's Changes shall be performed in accordance with all legal requirements applicable thereto and in a good and workmanlike manner with first-class materials. Tenant shall maintain insurance reasonably satisfactory to Landlord during the construction of all Tenant's Changes. If Landlord at the time of giving its approval to any Tenant's Change notifies Tenant in writing that approval is conditioned upon restoration, then Tenant shall, at its sole cost and expense and upon the termination or expiration of this Lease, remove the same and restore the Demised Premises to its condition prior to such Tenant's Change. No Tenant's Change shall be structural in nature or impair the structural strength of the Building or reduce its value. Tenant shall pay the full cost of any Tenant's Change and shall give Landlord such reasonable security as may be requested by Landlord to insure payment of such cost. Except as otherwise provided herein and in Section 12, all Tenant's Changes and all repairs and all other property attached to or installed on the Demised Premises by or on behalf of Tenant shall immediately upon completion or installation thereof be and become part of the Demised Premises and the property of Landlord without payment therefor by Landlord and shall be surrendered to Landlord upon the expiration or earlier termination of this Lease.

       (b) To the extent permitted by law, all of Tenant's contracts and subcontracts for such Tenant's Changes shall provide that no lien shall attach to or be claimed against the Demised Premises or any interest therein other than Tenant's leasehold interest in the Demised Premises, and that all subcontracts let thereunder shall contain the same provison. Whether or not Tenant furnishes the foregoing, Tenant agrees to hold Landlord harmless against all liens, claims and liabilities of every kind, nature and description which may arise out of or in any way be connected with such work. Tenant shall not permit the Demised Premises to become subject to any mechanics', laborers' or materialmen's lien on account of labor, material or services furnished to Tenant or claimed to have been furnished to Tenant in connection with work of any character performed or claimed to have been performed for the Demised Premises by, or at the direction or sufferance of Tenant and if any such liens are filed against the Demised Premises, Tenant shall promptly discharge the same; provided, however, that
                                                    --------  -------
Tenant shall have the right to contest, in good faith and with reasonable diligence, the validity of any such lien or claimed lien if Tenant shall give to Landlord, within fifteen days after demand, such security as may be reasonably satisfactory to Landlord to assure payment thereof and to prevent any sale, foreclosure, or forfeiture of Landlord's interest in the Demised Premises by reason of non-payment thereof, provided further that on final determination of the lien or claim for lien, Tenant shall immediately pay any judgment rendered, with all proper costs and charges, and shall have the lien released and any judgment satisfied. If Tenant fails to post such security or does not diligently contest such lien, Landlord may, without investigation of the validity of the lien claim, discharge such lien and Tenant shall reimburse Landlord upon demand for all costs and expenses incurred in connection therewith, which expenses shall include any attorneys' fees, paralegals' fees and any and all costs associated therewith, including litigation through all trial and appellate levels and any costs in posting bond to a discharge or release of the lien. Nothing contained in this Lease shall be construed as a consent on the part of Landlord to subject the Demised Premises to liability under any lien law now or hereafter existing of the state in which the Demised Premises are located.

   19. Services by Landlord. Landlord shall be responsible for providing for
       --------------------
maintenance of the Building Common Area, and, except as required by Section 10(b) hereof, Landlord shall be responsible for no other services whatsoever. Tenant, by payment of Tenant's share of the Operating Expenses, shall pay Tenant's pro rata share of the expenses incurred by Landlord hereunder.

   20. Fire and Other Casualty. In the event the Demised Premises are damaged by
       -----------------------
fire or other casualty insured by Landlord, Landlord agrees to promptly restore and repair the Demised Premises at Landlord's expense, including the Improvements to be insured by Tenant but only to the extent Landlord receives insurance proceeds therefor, including the proceeds from the insurance required to be carried by Tenant on the improvements. Notwithstanding the foregoing, in the event that the Demised Premises are (i) in the reasonable opinion of Landlord, so destroyed that they cannot be repaired or rebuilt within one hundred eighty (180) days after the date of such damage; or (ii) destroyed by a casualty which is not covered by Landlord's insurance, or if such casualty is covered by Landlord's insurance but Lender or other party entitled to insurance proceeds fails to make such proceeds available to Landlord in an amount sufficient for restoration of the Demised Premises, then Landlord shall give written notice to Tenant of such determination (the "Determination Notice") within sixty (60) days of such casualty. Either Landlord or Tenant may terminate and cancel this lease effective as of the date of such casualty by giving written notice to the other party within thirty (30) days after Tenant's receipt of the Determination Notice. Upon the giving of such termination notice, all obligations hereunder with respect to periods from and after the effective date of termination shall thereupon cease and terminate. If no such termination notice is given, Landlord shall, to the extent of the available insurance proceeds, make such repair and restoration of the Demised Premises to the approximate condition existing prior to such casualty, promptly and in such manner as not to unreasonably interfere with Tenant's use and occupancy of the Demised Premises (if Tenant is still occupying the Demised Premises). Base Rent and Additional Rent shall proportionately abate during the time that the Demised Premises or any part thereof are unusable by reason of any such damage thereto.


   21. Condemnation.
       ------------

       (a) If all of the Demised Premises is taken or condemned for a public or quasi-public use, or if a material portion of the Demised Premises is taken or condemned for a public or quasi-public use and the remaining portion thereof is not usable by Tenant in the reasonable opinion of Landlord, this Lease shall terminate as of the earlier of the date title to the condemned real estate vests in the condemnor or the date on which Tenant is deprived of possession of the Demised Premises. In such event, the Base Rent herein reserved and all Additional Rent and other sums payable hereunder shall be apportioned and paid in full by Tenant to Landlord to that date, all Base Rent, Additional Rent and other sums payable hereunder prepaid for periods beyond that date shall forthwith be repaid by Landlord to Tenant, and neither party shall thereafter have any liability hereunder, except that any obligation or liability of either party, actual or contingent, under this Lease which has accrued on or prior to such termination date shall survive.

       (b) If only part of the Demised Premises is taken or condemned for a public or quasi-public use and this Lease does not terminate pursuant to Section 21(a), Landlord shall, to the extent of the award it receives, restore the Demised Premises to a condition and to a size as nearly comparable as reasonably possible to the condition and size thereof immediately prior to the taking, and there shall be an equitable adjustment to the Base Rent and Additional Rent based on the loss of use of the Demised Premise suffered by Tenant as a result of the taking.

       (c) Landlord shall be entitled to receive the entire award in any proceeding with respect to any taking provided for in this Section 21, without deduction therefrom for any estate vested in Tenant by this Lease, and Tenant shall receive no part of such award. Nothing herein contained shall be deemed to prohibit Tenant from making a separate claim, against the condemnor, to the extent permitted by law, for the value of Tenant's moveable trade fixtures, machinery and moving expenses, provided that the making of such claim shall not and does not adversely affect or diminish Landlord's award.

   22. Tenant's Default.
       ----------------

       (a) The occurrence of any one or more of the following events shall constitute an "Event of Default" of Tenant under this Lease:

          (i) if Tenant fails to pay Base Rent or any Additional Rent hereunder as and when such rent becomes due and such failure shall continue for more than ten (10) days after Landlord gives written notice to Tenant of such failure;

          (ii) if a lien held by a person claiming through or under Tenant is filed against the Demised Premises and Tenant fails to discharge or bond such lien, or post security with Landlord acceptable to Landlord within thirty (30) days after receipt by Tenant of written notice thereof;

          (iii) if Tenant fails to maintain in force all policies of insurance required by this Lease and such failure shall continue for more than ten (10) days after Landlord gives Tenant written notice of such failure;

          (iv) if any petition is filed by or against Tenant or any guarantor of this Lease under any present or future section or chapter of the Bankruptcy Code, or under any similar law or statute of the United States or any state thereof (which, in the case of an involuntary proceeding, is not permanently discharged, dismissed, stayed, or vacated, as the case may be, within sixty (60) days of commencement), or if any final order for relief shall be entered against Tenant or any guarantor of this Lease in any such proceedings;

          (v) if Tenant or any guarantor of this Lease becomes insolvent or makes a transfer in fraud of creditors or makes an assignment for the benefit of creditors;

          (vi) if a receiver, custodian, or trustee is appointed for the Demised Premises or for all or substantially all of the assets of Tenant or of any guarantor of this Lease, which appointment is not vacated within sixty (60) days following the date of such appointment; or

          (vii) if Tenant fails to perform or observe any other term of this Lease and such failure shall continue for more than thirty (30) days after Landlord gives Tenant written notice of such failure, or, if such failure cannot be corrected within such thirty (30) day period, if Tenant does not commence to correct such default within said thirty (30) day period and thereafter diligently prosecute the correction of same to completion within a reasonable time.

       (b) Upon the occurrence of any one or more Events of Default, Landlord may, at Landlord's option, without any demand or notice whatsoever (except as expressly required in this Lease):

          (i) Terminate this Lease by giving Tenant written notice of termination, in which event this Lease shall expire and terminate on the date specified in such notice of termination and all rights of Tenant under this Lease and in and to the Demised Premises shall terminate. Tenant shall remain liable for all obligations under this Lease arising up to the date of such termination, and Tenant shall surrender the Demised Premises to Landlord on the date specified in such notice; or

          (ii) Terminate this Lease as provided in Section 22(b)(i) hereof and recover from Tenant all damages Landlord may incur by reason of Tenant's default, including, without limitation, an amount which, at the date of such termination, is calculated as follows: (1) the value of the excess, if any, of
(A) the Base Rent, Additional Rent and all other sums which would have been payable hereunder by Tenant for the period commencing with the day following the date of such termination and ending with the Expiration Date had this Lease not been terminated (the "Remaining Term"), over (B) the aggregate reasonable rental value of the Demised Premises for the Remaining Term (which excess, if any shall be discounted to present value at the "Treasury Yield" as defined below for the Remaining Term); plus (2) the costs of recovering possession of the Demised
                 ----
Premises and all other expenses actually incurred by Landlord due to Tenant's default, including, without limitation, reasonable attorney's fees; plus (3) the
                                                                    ----
unpaid Base Rent and Additional Rent earned as of the date of termination plus any interest and late fees due hereunder, plus other sums of money and damages owing on the date of termination by Tenant to Landlord under this Lease or in connection with the Demised Premises. The amount as calculated above shall be deemed immediately due and payable. The payment of the amount calculated in subparagraph (ii)(1) shall not be deemed a penalty but shall merely constitute payment of liquidated damages, it being understood and acknowledged by Landlord and Tenant that actual damages to Landlord are extremely difficult, if not impossible, to ascertain. "Treasury Yield" shall mean the rate of return in percent per annum of Treasury Constant Maturities for the length of time specified as published in document H. 15(519) (presently published by the Board of Governors of the U.S. Federal Reserve System titled "Federal Reserve Statistical Release") for the calendar week immediately preceding the calendar week in which the termination occurs. If the rate of return of Treasury Constant Maturities for the calendar week in question is not published on or before the business day preceding the date of the Treasury Yield in question is to became effective, then the Treasury Yield shall be based upon the rate of return of Treasury Constant Maturities for the length of time specified for the most recent calendar week for which such publication has occurred. If no rate of return for Treasury Constant Maturities is published for the specific length of time specified, the Treasury Yield for such length of time shall be the weighted average of the rates of return of Treasury Constant Maturities most nearly corresponding to the length of the applicable period specified. If the publishing of the rate of return of Treasury Constant Maturities is ever discontinued, then the Treasury Yield shall be based upon the index which is published by the Board of Governors of the U.S. Federal Reserve System in replacement thereof or, if no such replacement index is published, the index which, in Landlord's reasonable determination, most nearly corresponds to the rate of return of Treasury Constant Maturities. In determining the aggregate reasonable rental value pursuant to subparagraph (ii)(1)(B) above, the parties hereby agree that, at the time Landlord seeks to enforce this remedy, all relevant factors should be considered, including, but not limited to, (a) the length of time remaining in the Term, (b) the then current market conditions in the general area in which the Building is located, (c) the likelihood of reletting the Demised Premises for a period of time equal to the remainder of the Term, (d) the net effective rental rates then being obtained by landlords for similar type space of similar size in similar type buildings in the general area in which the Building is located, (e) the vacancy levels in the general area in which the Building is located, (f) current levels of new construction that will be completed during the remainder of the Term and how this construction will likely affect vacancy rates and rental rates and (g) inflation; or

          (iii) Without terminating this Lease, in its own name but as agent for Tenant, enter into and upon and take possession of the Demised Premises or any part thereof. Upon written notice to Tenant and upon process of law, any property remaining in the Demised Premises may be removed and stored in a warehouse or elsewhere at the cost of, and for the account of, Tenant without Landlord being deemed guilty of trespass or becoming liable for any loss or damage which may be occasioned thereby unless caused by Landlord's negligence or misconduct. Thereafter, Landlord may, but shall not be obligated to, lease to a third party the Demised Premises or any portion thereof as the agent of Tenant upon such terms and conditions as Landlord may reasonably deem necessary or desirable in order to relet the Demised Premises. The remainder of any rentals received by Landlord from such reletting, after the payment of any indebtedness due hereunder from Tenant to Landlord, and the payment of any costs and expenses of such reletting, shall be held by Landlord to the extent of and for application in payment of future rent owed by Tenant, if any, as the same may become due and payable hereunder. If such rentals received from such reletting shall at any time or from time to time be less than sufficient to pay to Landlord the entire sums then due from Tenant hereunder, Tenant shall pay any such deficiency to Landlord. Notwithstanding any such reletting without termination, Landlord may at any time thereafter elect to terminate this Lease for any such previous default provided same has not been cured; or

          (iv) Without terminating this Lease, and with or without notice to Tenant, enter into and upon the Demised Premises in a lawful manner and, without being liable for prosecution or any claim for damages therefor, maintain the Demised Premises and repair or replace any damage thereto or do anything or make any payment for which Tenant is responsible hereunder. Tenant shall reimburse Landlord immediately upon demand for any reasonable expenses which Landlord incurs in thus effecting Tenant's compliance under this Lease and Landlord shall not be liable to Tenant for any damages with respect thereto; or

          (v) With or without terminating this Lease, allow the Demised
Premises to remain unoccupied and collect rent from Tenant as it comes due; provided, however, that nothing contained in this Lease will relieve Landlord of its obligations under the laws of the State of Illinois to mitigate the damages which may be suffered by Landlord as a result of an Event of Default or

          (vi) Pursue such other remedies as are available at law or equity.

       (c) If this Lease shall terminate as a result of or while there exists an Event of Default hereunder, any funds of Tenant held by Landlord may be applied by Landlord to any damages payable by Tenant (whether provided for herein or by law) as a result of such termination or default.

       (d) Neither the commencement of any action or proceeding, nor the settlement thereof, nor entry of judgment thereon shall bar Landlord from bringing subsequent actions or proceedings from time to time, nor shall the failure to include in any action or proceeding any sum or sums then due be a bar to the maintenance of any subsequent actions or proceedings for the recovery of such sum or sums so omitted.

       (e) No agreement to accept a, surrender of the Demised Premises and no act or omission by Landlord or Landlords agents during the Term shall constitute an acceptance or surrender of the Demised Premises unless made in writing and signed by Landlord. No re-entry or taking possession of the Demised Premises by Landlord shall constitute an election by Landlord to terminate this Lease unless a written notice of such intention is given to Tenant. No provision of this Lease shall be deemed to have been waived by either party unless such waiver is in writing and signed by the party making such waiver. Landlord's acceptance of Base Rent or Additional Rent in full or in part following an Event of Default hereunder shall not be construed as a waiver of such Event of Default. No custom or practice which may grow up between the parties in connection with the terms of this Lease shall be construed to waive or lessen either party's right to insist upon strict performance of the terms of this Lease, without a written notice thereof to the other party.

       (f) If an Event of Default shall occur, Tenant shall pay to Landlord, on demand, all reasonable expenses incurred by Landlord as a result thereof, including reasonable attorneys' fees, court costs and expenses actually incurred.

   22.1 Landlord Default. If Landlord fails to perform or observe or
        ----------------
otherwise breaches any term of this Lease and such failure shall continue for more than thirty (30) days after Tenant gives Landlord written notice of such failure, or, if such failure does not arise out of a failure by Landlord to pay a sum of money and cannot reasonably be corrected within such 30-day period, if Landlord does not commence to correct such default within such 30-day period and thereafter diligently prosecute the correction of same to completion within a reasonable time, a "Landlord Event of Default" shall exist under this Lease. Upon the occurrence of a Landlord Event of Default, Tenant may at Tenant's option, cure the Landlord Event of Default and the actual cost of such cure shall be payable by Landlord to Tenant within thirty (30) calendar days after written demand; provided, however, that if a failure by Landlord to perform or observe any term of this Lease gives rise to circumstances or conditions which constitute an emergency threatening human health or safety or substantial damage to the Demised Premises or Tenant's personal property, or materially impeding the conduct of the business of Tenant at the Demised Premises, Tenant shall be entitled to take immediate curative action (prior to the expiration of any notice and cure period set forth above) to the extent necessary to eliminate the emergency. If Landlord does not pay to Tenant the amount of such cost, upon written demand, Tenant may set off such cost against installments of Base Rent or other amounts due Landlord under this Lease. Such cost must be reasonably incurred and must not exceed the scope of the Landlord Event of Default in question, and if such costs are chargeable as a result of labor or materials provided directly by Tenant, rather than by unrelated third parties, the costs shall not exceed the amount which would have been charged by a qualified third party unrelated to Tenant. The quality of all work performed by Tenant must equal or exceed the quality of Landlord's Work. Such costs must be reasonably documented and copies of such documentation must be delivered to Landlord with the written demand for reimbursement. Tenant shall be permitted to continue to set off against succeeding installments of Base Rent until the total amount of such cost actually incurred by Tenant has been recovered by Tenant. If Tenant elects to exercise its right of set-off, as provided in this Section 22.1, such set-off is intended to be the exclusive remedy available to Tenant with respect to the Landlord Event of Default which gave rise to the set-off. Accordingly, once Tenant has fully set off all of the permissible cost of curing the Landlord Event of Default, Landlord shall no longer be deemed to be in default under this Lease with respect to the Landlord Event of Default that was the subject of the set off. Nothing contained in this Section 22.1 shall create or imply the existence of any obligation by Tenant to cure any Landlord Event of Default.

   23. Landlord's Right of Entry. Tenant agrees to permit Landlord and the
       -------------------------
authorized representatives of Landlord and of Lender to enter upon the Demised Premises at all reasonable times for the purposes of inspecting the Demised Premises and Tenant's compliance with this Lease, and making any necessary repairs thereto; provided that, except in the case of an emergency, Landlord shall give Tenant reasonable prior notice of Landlord's intended entry upon the Demised Premises. Nothing herein shall imply any duty upon the part of Landlord to do any work required of Tenant hereunder, and the performance thereof by Landlord shall not constitute a waiver of Tenant's default in failing to perform it. Landlord shall not be liable for inconvenience, annoyance, disturbance or other damage to Tenant by reason of making such repairs or the performance of such work in the Demised Premises or on account of bringing materials, supplies and equipment into or through the Demised Premises during the course thereof, and the obligations of Tenant under this Lease shall not thereby be affected; provided, however, that Landlord shall use reasonable efforts not to disturb or
--------  -------
otherwise interfere with Tenant's operations in the Demised Premises in making such repairs or performing such work. Landlord also shall have the right to enter the Demised Premises at all reasonable times to exhibit the Demised Premises to any prospective purchaser, mortgagee or tenant thereof.

   24. Lender's Rights.
       ---------------
       (a) Subject to all the provisions of this Section 24, this Lease may be either superior or subordinate to any "Mortgage". The term "Mortgage", as used in this Lease, shall mean any and all mortgages, deeds to secure debt, deeds of trust, or other instruments creating a lien or conveying a security title at any time and from time to time, granted by Landlord and affecting or encumbering the title of Landlord to the Demised Premises or this Lease.
The term "Mortgagee" refers to the holder of the Mortgage. Landlord shall have no right to grant to any Mortgagee in any Mortgage any rights which, if exercised, would violate the obligations of Landlord or the rights of Tenant under this Lease. Landlord hereby warrants to Tenant that, on the Lease Date, the Demised Premises will not be subject to any Mortgage.

       (b) Unless this Lease is subordinated to a Mortgage pursuant to Section 24(c), this Lease shall be superior to such Mortgage. Upon the request by any Mortgagee, Tenant shall execute and deliver a written instrument, in a form acceptable for recording in the real estate records of Will County, Illinois, recognizing that this Lease is superior to the Mortgage held by the requesting Mortgagee and that, upon foreclosure of or exercise of the power of sale contained in the Mortgage, Tenant shall recognize and attorn to the purchaser at the foreclosure sale as the Landlord under this Lease, subject to all the terms and provisions of this Lease. If a Mortgage is subordinate to this Lease, any person who becomes the holder of the interest of the Landlord by virtue of foreclosure of the Mortgage shall be subject to and bound by all the provisions of this Lease.

       (c) Landlord hereby warrants and represents to Tenant that, as of the Lease Date, there will be no Mortgage encumbering the Demised Premises. If any future Mortgagee desires for this Lease to be subordinate to its Mortgage, Tenant agrees that it shall subordinate this Lease by execution and delivery of a Subordination, Non-Disturbance and Attornment Agreement in the form attached to this Lease as Exhibit "D" and by this reference made a part hereof in recordable form; provided, however, that to be effective such Agreement must be fully executed and delivered by all parties thereto.

   25. Estoppel Certificate. Landlord and Tenant agree, at any time, and from
       --------------------
time to time, within fifteen (15) days after written request of the other, to execute, acknowledge and deliver a statement in writing in recordable form to the requesting party and/or its designee certifying that: (i) this Lease is unmodified and in full force and effect (or, if there have been modifications, that the same is in full force and effect, as modified), (ii) the dates to which Base Rent, Additional Rent and other charges have been paid, (iii) whether or not, to the best of its knowledge, there exists any failure by the requesting party to perform any term, covenant or condition contained in this Lease, and, if so, specifying each such failure, (iv) (if such be the case) Tenant has unconditionally accepted the Demised Premises and is conducting its business therein, and (v) and as to such additional matters as may be requested, it being intended that any such statement delivered pursuant hereto may be relied upon by the requesting party and by any purchaser of title to the Demised Premises or by any mortgagee or any assignee thereof or any party to any sale-leaseback of the Demised Premises, or the landlord under a ground lease affecting the Demised Premises.

   26. Landlord Liability. No owner of the Demised Premises, whether or not
       ------------------
named herein, shall have liability hereunder after it ceases to hold title to the Demised Premises. Neither Landlord nor any officer, director, shareholder, partner or principal of Landlord, whether disclosed or undisclosed, shall be under any personal liability with respect to any of the provisions of this Lease. In the event Landlord is in breach or default with respect to Landlord's obligations or otherwise under this Lease, Tenant shall look solely to the equity of Landlord in the Building for the satisfaction of Tenant's remedies. It is expressly understood and agreed that Landlord's liability under the terms, covenants, conditions, warranties and obligations of this Lease shall in no event exceed the loss of Landlord's equity interest in the Building. Landlord hereby warrants to Tenant that, as of the Lease Date, the Demised Premises are not subject to a Mortgage and that Landlord will not, prior to the occurrence of Substantial Completion, grant a Mortgage encumbering the Demised Premises. Nothing in this Section 26 will create or imply any restriction on the right of Landlord to grant Mortgages after the occurrence of Substantial Completion.

   26.1 If Landlord fails to observe and perform its obligations under Section 17 of this Lease with respect to the design, construction and delivery of the Demised Premises and the attainment of Substantial Completion of the Demised Premises, and such failure becomes a Landlord Event of Default, Tenant shall have the right, in addition to the rights otherwise available to Tenant as a result of the occurrence of a Landlord Event of Default, to file an action against Landlord in any court in the state of Illinois having jurisdiction seeking to compel specific performance by Landlord of such obligations. Any judgment obtained by Tenant enforcing specific performance of such obligations may be enforced against Landlord without regard for the limitations otherwise applicable under Section 26. Any judgment for damages, however, even if arising out of the same cause of action, will continue to be subject to the limitations imposed by Section 26. This Section 26.1 shall automatically terminate upon the occurrence of Substantial Completion of the Demised Premises in accordance with
Section 17.

   27. Notices. Any notice required or permitted to be given or served by either
       -------
party to this Lease shall be deemed given when made in writing, and either (i) personally delivered, (ii) deposited with the United States Postal Service, postage prepaid, by registered or certified mail, return receipt requested, or
(iii) delivered by licensed overnight delivery service providing proof of delivery, properly addressed to the address set forth in Section 1(m) (as the same may be changed by giving written notice of the aforesaid in accordance with this Section 27). If any notice mailed is properly addressed with appropriate postage but returned for any reason, such notice shall be deemed to be effective notice and to be given on the date of mailing.

   28. Brokers. Tenant represents and warrants to Landlord that, except for
       -------
those parties set forth in Section 1(o) (the "Brokers"), Tenant has not engaged or had any conversations or negotiations with any broker, finder or other third party concerning the leasing of the Demised Premises to Tenant who would be entitled to any commission or fee based on the execution of this Lease. Landlord acknowledges and agrees that Landlord is obligated to pay the Brokers any commission due Brokers in connection with this Lease pursuant to a separate agreement between Landlord and Brokers. Tenant hereby further represents and warrants to Landlord that Tenant is not receiving and is not entitled to receive any rebate, payment or other remuneration either directly or indirectly, from the Brokers, and that it is not otherwise sharing in or entitled to share in any commission or fee paid to the Brokers by Landlord or any other party in connection with the execution of this Lease, either directly or indirectly. Tenant hereby indemnifies Landlord against and from any claims for any brokerage commissions (except those payable to the Brokers, all of which are payable by Landlord pursuant to a separate agreement) and all costs, expenses and liabilities in connection therewith, including, without limitation, reasonable attorneys' fees and expenses, for any breach of the foregoing. Landlord hereby indemnifies Tenant against and from any claims for any brokerage commissions, including those payable to the Brokers, claimed or asserted by persons claiming through or under Landlord, and all costs, expenses and liabilities in connection therewith, including, without limitation, reasonable attorneys' fees and expenses. The foregoing indemnifications shall survive the termination of this Lease for any reason.

   29. Assignment and Subleasing.
       -------------------------

       (a) Tenant may not assign, mortgage, pledge, encumber or otherwise transfer this Lease, or any interest hereunder, or sublet the Demised Premises, in whole or in part, without on each occasion first obtaining the prior express written consent of Landlord, which consent shall not be unreasonably withheld, delayed or conditioned. In making a determination to grant or withhold such consent, Landlord shall be entitled to consider the creditworthiness of the proposed assignee or sublessee, the nature of the use of the Demised Premises contemplated by the proposed assignee or sublessee (to the extent such use amends or alters the Permitted Use then in effect) and whether or not the proposed use will materially increase wear and tear on the Demised Premises. Landlord shall never be required to consent to any proposed use involving heavy manufacturing or chemical processing. In addition, if the intended use by the proposed assignee or sublessee involves in any way materially different amounts or types of Hazardous Substances than the Hazardous Substances then being used or stored by Tenant at the Demised Premises, in accordance with Section 16 of this Lease, at the time of the proposed assignment or sublease, and if such materially different or additional Hazardous Substances create, in the reasonable judgment of Landlord a materially increased risk of Contamination at the Demised Premises. Landlord shall be unconditionally entitled to withhold consent of the proposed assignment or sublease in its absolute discretion. Permitted subtenants or assignees shall become liable directly to Landlord for all obligations of Tenant hereunder, without, however, relieving Tenant of any of its liability hereunder unless agreed upon by the parties hereto in writing. No such assignment, subletting, occupancy or collection shall be deemed the acceptance of the assignee, tenant or occupant, as Tenant, or a release of Tenant from the further performance by Tenant of Tenant's obligations under this Lease unless agreed upon by the parties hereto in writing.

       (b)  Notwithstanding subsections (a), (c), (d), (e) or (g) of this
Section 29, provided that no Event of Default has occurred and is then continuing, Tenant shall have the right, upon thirty (30) days prior written notice to Landlord, (i) to sublet all or part of the Demised Premises to any entity which is controlled by, under common control with, or which controls Tenant (any of such entities being herein called a "Mohawk Affiliate"); or (ii) to assign this Lease (x) to a Mohawk Affiliate or to (y) a successor corporation into which or with which Tenant is merged or consolidated or which acquired substantially all of Tenant's assets and property, provided that, with respect to an assignment pursuant to (ii)(y), such successor corporation assumes substantially all of the obligations and liabilities of Tenant and, after such merger, shall have total assets and stockholder equity at least equal to the total assets and stockholder equity of Tenant immediately prior to the merger, as determined by generally accepted accounting principles. With respect to any assignment, Tenant shall provide in its notice to Landlord such information as may be reasonably required by Landlord to determine that the requirements of this subsection (b) have been satisfied. The terms "controls", "controlled by" or "under common control with", as used in this subsection (b), shall mean the ownership of a direct or indirect majority interest.

       (c) If Tenant should desire to assign this Lease or sublet the Demised Premises (or any part thereof), Tenant shall give Landlord written notice no later than thirty (30) days in advance of the proposed effective date of any proposed assignment or sublease, specifying (i) the name and business of the proposed assignee or sublessee, (ii) a detailed description of the intended use of the Demised Premises by the proposed assignee or sublessee, with particular detail regarding any Hazardous Substances which will be used in any manner at the Demised Premises; (iii) the amount and location of the space within the Demised Premises proposed to be so subleased, (iv) the proposed effective date and duration of the assignment or subletting, and (v) the proposed rent or consideration to be paid to Tenant by such assignee or sublessee. Tenant shall promptly supply Landlord with financial statements and other information as Landlord may reasonably request to evaluate the proposed assignment or sublease.

       (d) Landlord shall have a period of fifteen (15) days following receipt of such notice and other information requested by Landlord within which to notify Tenant in writing that Landlord elects: (i) to permit Tenant to assign or sublet such space; or (ii) to refuse to consent to Tenant's assignment or subleasing of such space and to continue this Lease in full force and effect as to the entire Demised Premises, any such refusal shall state with reasonable specificity the reasons for the refusal. If Landlord should fail to notify Tenant in writing of such election within the aforesaid fifteen (15) day period. Landlord shall be deemed to have consented to such assignment or sublease. Tenant agrees to reimburse Landlord for reasonable legal fees and any other reasonable costs actually incurred by Landlord in connection with any requested assignment or subletting (but in no event more than $1,000.00 per request). Tenant shall deliver to Landlord copies of all documents executed in connection with any permitted assignment or subletting, which documents shall be in form and substance reasonably satisfactory to Landlord and which shall require such assignee to assume performance of all terms of this Lease on Tenant's part to be performed. No acceptance by Landlord of any rent or any other sum of money from any assignee, sublessee or other category of transferee shall be deemed to constitute Landlord's consent to any assignment, sublease, or transfer.

       (e) Any attempted assignment or sublease by Tenant in violation of the terms and provisions of this Section 29 shall be void and such act shall constitute a material breach of this Lease. In no event shall any assignment, subletting or transfer, whether or not with Landlord's consent, relieve Tenant of its primary liability under this Lease for the entire Term, and Tenant shall in no way be released from the full and complete performance of all the terms hereof unless otherwise agreed by the parties hereto in writing. If Landlord takes possession of the Demised Premises before the expiration of the Term of this Lease due to an Event of Default by Tenant, Landlord shall have the right, at its option to take over any sublease of the Demised Premises or any portion thereof and such subtenant shall attorn to Landlord, as its landlord, under all the terms and obligations of such sublease occurring from and after such date, but excluding previous acts, omissions, negligence or defaults of Tenant and any repair or obligation in excess of available net insurance proceeds or condemnation award.

       (f) Landlord shall have the right to sell, transfer, assign, pledge, and convey all or any part of the Demised Premises and any and all of Landlord's rights under this Lease. In the event Landlord assigns or otherwise conveys its rights under this Lease, Landlord shall be entirely freed and released from any obligations accruing thereafter under this Lease, and Tenant agrees to look solely to Landlord's successor in interest for performance of such obligations.

       (g) If Tenant transfers or assigns this Lease or sublets the Demised Premises in whole or in part to any permitted assignee or sublessee, Landlord shall be entitled to receive, as Additional Rent, one hundred percent (100%) of any "Rental Profit" (as hereinafter defined) received by Tenant. The term "Rental Profit" shall mean the amount calculated on a per square foot basis and not on an aggregate or cumulative basis, by which (i) the total rental and other consideration of any nature whatsoever and however characterized paid or delivered to Tenant (but expressly excluding any amounts ultimately payable under the terms of this Lease to third parties, including without limitation, Real Estate Taxes, utility costs and maintenance expenses) by an assignee of the interest of Tenant or sublessee of all or any part of the Demised Premises, for the purpose of compensating Tenant directly or indirectly for the assignment or sublease, exceeds (ii) the Monthly Base Rent Installments paid by Tenant to Landlord pursuant to this Lease, provided, however, that Landlord shall not be entitled to receive any Rental Profit until Tenant has received an amount of Rental Profit equal to the sum of (x) the actual, out-of-pocket cost of leasehold improvements installed by Tenant at its expense specifically for and as an inducement to the assignee or sublessee (subject to the limitation hereinafter specified), plus (y) any other reasonable, documented expenses actually paid by Tenant to a third party or reasonably incurred by Tenant in connection with the assignment of subleting, including, without limitation, reasonable attorneys' fees and expenses and brokerage commissions (but expressly excluding any overhead or other internally charged expenses of Tenant, or any amounts paid for tenant improvements, free rent or other lease concessions given as an inducement to the assignee or sublessee which materially exceed in the aggregate the tenant improvements, free rent or other lease concessions given in aggregate on the basis of then prevailing market conditions for a comparable sublease or assignment) (the sum of (x) and (y) shall collectively constitute "Rental Expenses"). By way of example, if Landlord grants the required written consent to a sublease by Tenant of 10,000 square feet of the Demised Premises and the total rental and other consideration received by Tenant for the sublease equals a per annum rate of $3.98 per square foot and the per annum rate per square foot for the Annual Base Rent then payable by Tenant is $3.78 per square foot, the Rental Profit would be 20 cents per square foot and Landlord would be entitled to received 100% of such Rental Profit concurrently with receipt of each payment by the sublessee to Tenant, provided that Rental Profit would be retained by Tenant until Tenant had fully recovered the amount of its Rental Expenses. Landlord shall be entitled to receive payment of its share of Rental Profit as and when payments are received by Tenant.

   30. Termination or Expiration.
       --------------------------

       (a) No termination of this Lease prior to the normal ending thereof, by lapse of time or otherwise, shall affect Landlord's right to collect rent for the period prior to termination thereof.

       (b) At the expiration of earlier termination of the Term of this Lease, Tenant shall surrender the Demised Premises and all improvements, alterations and additions thereto, and keys therefor to Landlord, clean and neat, and in the same condition as at the Lease Commitment Date, excepting normal wear and tear, condemnation and casualty other than that required to be insured against by Tenant hereunder.

       (c) If Tenant remains in possession of the Demised Premises after expiration of the Term, without Landlord's acquiescence and without any express agreement of the parties, Tenant shall be a tenant-at-sufferance at the greater of (i) one hundred fifty percent (150%) of the then current fair market base rental value of the Demised Premises or (ii) one hundred fifty percent (150%) of the Base Rent in effect at the end of the Term. Tenant shall also continue to pay all other Additional Rent due hereunder, and there shall be no renewal of this Lease by operation of law. In addition to the foregoing, Tenant shall be liable for all damages, direct and consequential, incurred by Landlord as a result of such holdover. No receipt of money by Landlord from Tenant after the termination of this Lease or Tenant's right of possession of the Demised Premises shall reinstate, continue or extend the Term or Tenant's right of possession.

   31. [INTENTIONALLY OMITTED]

   32. Late Payments. In the event any installment of rent, inclusive of
       -------------
Base Rent, or Additional Rent or other sums due hereunder, if any, is not paid
(i) within five (5) days after Tenant's receipt of written notice of such failure to pay on the first occasion during any twelve (12) month period, or
(ii) as and when due with respect to any subsequent late payments in any twelve
(12) month period, Tenant shall pay an administrative fee equal to five percent (5%) of such past due amount, plus interest on the amount past due at the lesser of (i) the maximum interest rate allowed by law or (ii) a rate of fifteen percent (15%) per annum (the "Interest Rate") to defray the additional expenses incurred by Landlord in processing such payment.

   33. Rules and Regulations. Tenant agrees to abide by the rules and
       ---------------------
regulations set forth on Exhibit E attached hereto, as well as other rules and
                         ---------
regulations reasonably promulgated by Landlord from time to time, so long as such rules and regulations are uniformly enforced against all tenants of Landlord in the building.

   34. Quiet Enjoyment. So long as Tenant has not committed an Event of
       ---------------
Default hereunder, Landlord agrees that Tenant shall have the right to quietly use and enjoy the Demised Premises for the Term.

   35.  Miscellaneous
        -------------

       (a) The parties hereto hereby covenant and agree that Landlord shall receive the Base Rent, Additional Rent and all other sums payable by Tenant hereinabove provided as net income from the Demised Premises, without any abatement (except as set forth in Section 20 and Section 21), reduction. set-off. counterclaim, defense or deduction whatsoever.

       (b) If any clause or provision of this Lease is determined to be illegal, invalid or unenforceable under present or future laws effective during the Term, then and in that event, it is the intention of the parties hereto that the remainder of this Lease shall not be affected thereby, and that in lieu of such illegal, invalid or unenforceable clause or provision there shall be substituted a clause or provision as similar in terms to such illegal, invalid or unenforceable clause or provision as may be possible and be legal, valid and enforceable.

       (c) All rights, powers, and privileges conferred hereunder upon the parties hereto shall be cumulative, but not restrictive to those given by law.

       (d)  TIME IS OF THE ESSENCE OF THIS LEASE.

       (e) No failure of Landlord or Tenant to exercise any power given Landlord or Tenant hereunder, or to insist upon strict compliance by Landlord or Tenant with its obligations hereunder. and no custom or practice of the parties at variance with the terms hereof shall constitute a waiver of Landlord's or Tenant's rights to demand exact compliance with the terms hereof.

       (f) This Lease contains the entire agreement of the parties hereto as to the subject matter of this Lease and no representations, inducements, promises or agreements, oral or otherwise, between the parties not embodied herein shall be of any force and effect. The masculine (or neuter) pronoun, singular number shall include the masculine, feminine and neuter gender and the singular and plural number.

       (g) This contract shall create the relationship of landlord and tenant between Landlord and Tenant; no estate shall pass out of Landlord; Tenant has a usufruct, not subject to levy and sale, and not assignable by Tenant except as expressly set forth herein.

       (h) Under no circumstances shall Tenant have the right to record this Lease or a memorandum thereof.

       (i) The captions of this Lease are for convenience only and are not a part of this Lease, and do not in any way define, limit, describe or amplify the terms or provisions of this Lease or the scope or intent thereof.

       (j) This Lease may be executed in multiple counterparts, each of which shall constitute an original, but all of which taken together shall constitute one and the same agreement.

       (k) This Lease shall be interpreted under the laws of the State where the Demised Premises are located.

       (l) The parties acknowledge that this Lease is the result of negotiations between the parties, and in construing any ambiguity hereunder no presumption shall be made in favor of either party. No inference shall be made from any item which has been stricken from this Lease other than the deletion of such item.

   36.  Lease Date. For purposes of this Lease, the term "Lease Date" shall mean
        ----------
 the later date upon which this Lease is signed by Landlord and Tenant.

   37.  Authority. If Tenant is not a natural person, Tenant shall cause its
        ---------
corporate secretary or general partner, as applicable, to execute the certificate attached hereto as Exhibit F. Tenant is authorized by all required
                               ---------
corporate or partnership action to enter into this Lease and the individual(s) signing this Lease on behalf of Tenant are each authorized to bind Tenant to its terms.

   38.  No Offer Until Executed. The submission of this Lease to Tenant for
        -----------------------
examination or consideration does not constitute an offer to lease the Demised Premises and this Lease shall become effective, if at all, only upon the execution and delivery thereof by Landlord and Tenant.

   39.  Special Stipulations. The Special Stipulations attached hereto as
        --------------------
Exhibit G, are incorporated herein and made a part hereof, and to the extent of
---------
any conflict between the foregoing provisions and the Special Stipulations, the Special Stipulations shall govern and control.

       IN WITNESS WHEREOF, the parties hereto have hereunto set their hands under seals, the day and year first above written.

                              LANDLORD:

Date: February 18, 1999       INDUSTRLAL DEVELOPMENTS INTERNATIONAL, INC.,
                                a Delaware corporation

                                By: /s/ Timothy J. Gunter
                                   ----------------------------------------
                                   Name:  Timothy J. Gunter
                                   Title: Secretary

                                Attest: /s/ Daniel L. Webb
                                       ------------------------------------
                                   Name:  Daniel L. Webb
                                   Title: Assistant Secretary

                                                 [CORPORATE SEAL)


                               TENANT:

Date: February 18, 1999        ALADDIN MANUFACTURING CORPORATION

                                By: /s/ Salvatore J. Perillo
                                   ----------------------------------------
                                   Name:  Salvatore J. Perillo
                                   Title: Assistant Secretary

                                Attest: /s/ John D. Shift
                                       ------------------------------------
                                   Name:  John D. Shift
                                   Title: Vice President-Finance
                                          and Assistant Secretary

                                                 [CORPORATE SEAL)

                                  ATTESTATION

Landlord - Corporation:
----------------------

STATE OF GEORGIA
COUNTY OF FULTON

        BEFORE ME, a Notary Public in and for said County, personally appeared Timothy J. Gunter and Daniel L. Webb, known to me to be the person(s) who, as Secretary and Assistant Secretary, respectively, of INDUSTRIAL DEVELOPMENTS INTERNATIONAL, INC., the corporation which executed the foregoing instrument in its capacity as Landlord, signed the same, and acknowledged to me that they did so sign said instrument in the name and upon behalf of said corporation as officers of said corporation, that the same is their free act and deed as such officers, respectively, and they were duly authorized thereunto by its board of directors; and that the seal affixed to said instrument is the corporate seal of said corporation.

        IN TESTIMONY WHEREOF, I have hereunto subscribed my name, and affixed my official seal, this 15th day of March, 1999.

                                        /s/ Charlotte Robinson
                                        ------------------------------
                                        Notary Public
                                        My Commission Expires: 10-06-01


Tenant - Corporation:

STATE OF GEORGIA

COUNTY OF GORDON

        BEFORE ME, a Notary Public in and for said County, personally appeared Salvatore J. Perillo and John D. Swift, known to me to be the person(s) who, as Assistant Secretary and Vice-President Finance and Assistant Secretary, respectively, of ALADDIN MANUFACTURING CORPORATION, the corporation which executed the foregoing instrument in its capacity as Tenant, signed the same, and acknowledged to me that they did so sign said instrument in the name and upon behalf of said corporation as officers of said corporation, that the same is their free act and deed as such officers, respectively, and they were duly authorized thereunto by its board of directors; and that the seal affixed to said instrument is the corporate seal of said corporation.

        IN TESTIMONY WHEREOF, I have hereunto subscribed my name, and affixed my official seal, this 18th day of February, 1999.

                                /s/ Elaine Busbee
                                -----------------------
                                Notary Public

                 My Commission Expires:  Notary Public, Paulding County, Georgia

                                         My Commission Expires Nov. 3, 2001

                                   EXHIBIT A


                  [CHART TO EXHIBIT A - PROJECT INFORMATION
               MOHAWK INDUSTRIES INC., BOLINGBROOK CORP. CENTER
                                 APPEARS HERE]





                       [GRAPH OF MOHAWK INDUSTRIES, INC.
                               WAREHOUSE SPACE]



MOHAWK INDUSTRIES INC.
BOLINGBROOK CORPORATE CENTER I

BOLINGBROOK CORPORATE CENTER
BOLINGBROOK, IL


PROJECT INFORMATION
-------------------
LAND               16.31 AC
BUILDING           352,338 SF
F.A.R.             .496
TYPICAL BAY SIZE   40'x 46'
CLEAR HEIGHT       30'-0'


MOHAWK INDUSTRIES INC.
----------------------
SPACE SIZE                201,679 SF
OFFICE                     10,045 SF
WAREHOUSE                 191,634 SF
% SPRINKLER/ELEC. ROOM        280 SF
TOTAL                     201,959 SF

DOCKS                 29 TRUCK DOCKS
CAR PARKING           102 CAR PARKING
DRIVE-IN DOOR

                                   EXHIBIT B

                            Prevailing Market Rate

    For purposes of this Lease, the phrase "Prevailing Market Rate" shall mean the prevailing market rate as of the first day of the First Renewal Term or as of the first day of the Second Renewal Term, as applicable, for base minimum rental calculated on a per square foot basis for leases covering space comparable to the Demised Premises within buildings comparable to the Building located in the I-55 Corridor Area within Will County, Illinois, including the Villages of Lemont, Woodridge, Bolingbrook & Romeoville, market area (hereinafter referred to as the "Market Area").

    The Prevailing Market Rate shall be determined by an appraisal procedure as follows:

    In the event that Tenant notifies Landlord that Tenant elects to extend the Term for either or both of the First Renewal Term and the Second Renewal Term in accordance with Section 3.1 of this Lease. Landlord and Tenant shall negotiate in good faith for a period of thirty (30) calendar days after the giving of the applicable written notice from Tenant to reach mutual agreement regarding the Prevailing Market Rate. Each of Landlord and Tenant shall submit to the other during such thirty (30) day period at least one written proposal for the Prevailing Market Rate. If Landlord and Tenant are unable to reach agreement during the thirty (30) day period, each of Landlord and Tenant shall, by written notice to the other within ten (10) business days after expiration of the thirty
(30) day period, select a real estate appraiser. For a period of ten (10) business days after designation of the second appraiser, the two appraisers so designated shall attempt to reach mutual agreement regarding the Prevailing Market Rate. The appraisers must give appropriate consideration to all economic terms, length of lease term, size, location and quality of premises being leased and other generally acceptable terms and conditions for the lease of the building in question.

    If the two appraisers are unable to reach agreement, each of the two appraisers shall, not later than the twentieth (20th) business day following the designation of the second appraiser, render a separate written determination of the Prevailing Market Rate. The two appraisers shall also select a third appraiser prior to the end of the period when their separate appraisals must be rendered. Within twenty (20) business days after the appointment of the third appraiser, the third appraiser shall render a written determination of the Prevailing Market Rate. From the three appraisals, the appraisal which is the farthest from the median appraisal shall be disregarded and the average of the remaining two appraisals shall conclusively constitute the Prevailing Market Rate. All appraisers selected in accordance with this paragraph shall have at least ten years experience in the commercial leasing market in the Market Area and shall be members of the American Institute of Real Estate Appraisers or similar professional organization. If either Landlord or Tenant fails or refuses to select an appraiser, the other appraiser shall alone determine the Prevailing Market Rate. Landlord and Tenant agree that they shall be bound by the determination of Prevailing Market Rate pursuant to this paragraph. Landlord shall bear the fee and expenses of its appraiser; Tenant shall bear the fee and expense of its appraiser; and Landlord and Tenant shall share equally the fee and expenses of the third appraiser, if any.

[IDI LOGO APPEARS HERE]


                                   EXHIBIT C

                                                                December 8, 1998
                                                       Revised: January 20, 1999
                                                          Revised: March 4, 1999


                             OUTLINE SPECIFICATION
                  Mohawk Industries, Inc. (Aladdin Division)

1.0  GENERAL REQUIREMENTS
     --------------------

1.1 Intent: This outline specification has been developed based upon the information provided by Grubb & Ellis. This specification outlines the scope of work for the complete design and construction of a 352,338 square foot office/warehouse facility with a 201,959 SF demised premises for Mohawk Industries, Inc. to be located in Bolingbrook Corporate Center, Bolingbrook, Illinois. Design and construction shall include site work, landscaping and full preparation of certified, final working drawings comprised of Architectural, Structural, Civil, Electrical, Mechanical, Plumbing, Fire Sprinkler, Landscaping and a corresponding specification. These drawings shall be submitted for approval to Tenant and used to obtain a permit and complete construction.

     The square footage of this facility is as follows:

             Total Building            Mohawk Industries Demised Premises
             --------------            ----------------------------------
           To Suit       Office                10,045 SF    Office
          352,338 SF     Warehouse            191,914 SF    Warehouse
          ----------                          ----------
          352,338 SF     Total                201,959 SF    Total

     Site Area: + 16.31 Acres
                -

     Parking: Provided - 102 Car Parking Stalls
     Trailer Storage: Provided - 25 Trailer Storage Stalls

1.2 Warranty: All construction will carry a standard one (1) year warranty. Any additional warranties such as equipment and roof warranties will be passed through to Tenant.

1.3 Accessibility: All design and construction shall conform to the Americans with Disabilities Act (ADA) and State Accessibility Requirements.

[IDI LOGO
APPEARS HERE]

1.4  Approvals: All designs, materials, equipment and finishes including, but
                ---
     not limited to, plumbing, electric, fire sprinkler, HVAC, brick, mortar, glass, flashing, roof screens, stains, floor finishes, wall finishes, paint, washroom partitions, doors, hardware and acoustic ceiling tile, shall be approved by IDI and Tenant, in writing, prior to installation.

2.0  SITE DEVELOPMENT
     ----------------

2.1 Grading and Earthwork: Work necessary to excavate, backfill and fine grade the entire site is included. This shall include required preparation to complete the foundations on the site, the floor slab subgrade, the parking and truck maneuvering subgrades and good positive drainage away from the building. Tree removal required for parking and building construction shall be included.

     Earthwork within the construction areas shall be observed, tested and approved by an independent soils engineer. All fill areas shall be compacted and all concrete footings and foundations designed according to the recommendations of a qualified soils engineer.

     Areas outside the building structure shall be cut and filled to appropriate grades. Fill work in these areas shall be with suitable material of adequate bearing. Any excess soil generated in the grading operation shall be used to construct undulating decorative landscaped berms. Any excess soil remaining after construction shall be removed from the site and park.

2.2 Exterior Concrete, Sidewalks, Curbs and Truck Apron: Work necessary to furnish and install all of the exterior concrete work will be provided. Exterior concrete shall be broom-finished. Sidewalks will be 5" thick or 4" granular fill and aprons and trailer storage will be 8" thick on 6" granular fill. Included are concrete curb and gutter, concrete sidewalks up to the entrance, a concrete transformer pad, and concrete aprons at street entrances, and 65' adjacent to the overhead doors at trailer storage areas.

     All exterior concrete work shall be constructed from a 4,000 psi, air entrained concrete mixture. The concrete shall be properly jointed for thermal movements, and shall be placed on properly compacted material.

2.3 Bituminous Paving and Striping: Work necessary to furnish and install all bituminous parking lots and driveways as shown on the scope drawings shall be provided.

     [IDI Logo]

     All bituminous paving will be constructed to conform to Highway Department Specifications. Areas designated for auto traffic shall receive a 3" thick bituminous mat over an 8" base. Areas designated for semi-truck traffic shall be constructed with a 4" bituminous mat over a 10" base. Both bituminous mats shall be installed in two (2) lifts.

     All paved areas will be bounded by B6:12 concrete curb and gutter.

2.4 Telephone Gas and Electric Utilities: Service entrances shall be coordinated with the telephone, gas and electric companies. Participation by Tenant shall be required for execution of the documents. Gas, electric and phone charges will be paid by contractor until Tenant takes occupancy. All meters will be read on that date and billing names changed.

2.5 Water Service: Water service from the main located in the right-of-way shall be provided. The water main to the building will be sized as required for the domestic services within the building and for the interior fire protection systems. Yard hydrants will be located around the facility per the requirements of the local fire district.

2.6 Sanitary Sewerage: A 6" sanitary sewer line from the proposed building to the sanitary main located in the right-of-way shall be provided.

2.7 Storm Sewerage: An on-site storm sewer system with catch basins and manholes shall be connected to the street storm sewer system.

2.8 Lawns and Landscaping: A complete landscaping program will be installed including seed, sod, trees, shrubs, plantings and lawn sprinkler.

2.9 Exterior Lighting: Exterior lighting for the project will be located to provide light in the parking areas, dock area and at every building entrance.

3.0  BUILDING STRUCTURES AND EXTERIOR ENVELOPE
     -----------------------------------------

3.1 The general construction of this facility shall be steel columns, beams and steel bar joists carrying a metal roof deck. Bay size in the warehouse is approximately 40' x 48' with the exception of the staging bays which are 40' x 60'.

     The building insulation values shall consist of the following:

                Roof               R = 12.0
                Walls              R = 15.0
                Insulated Glass    R =  2.0

[IDI LOGO]

3.2 Building Exterior: The warehouse wall system will be constructed of load bearing, insulated precast. The precast will be stained with a five (5) year masonry stain to accent the office design. The office facade will be precast and glass. Glass area will be "punched" windows extending from top of sill (+3'-0") to ceiling. Glass will be tinted, insulated units set in thermally broken, anodized aluminum frames.

3.3  Roofing: Shall consist of a 45 mil single-ply rubber roof system installed
                                        ----------------------
     over a 2" loose laid poly-isocyanurate insulation providing a minimum R-value of 12.0 and properly covered with a stone ballast. All roof top
                                                 -------------
     mechanical equipment shall be properly flashed and equipped with an insulated curb of no less than 12".

     Metal roof deck shall be 1 1/2", 22 gauge, off-white primed steel deck. All
                                                ---------
     roof areas shall slope to interior roof drains which will be connected to the underground storm sewer. All roof edge facias shall be prefinished clad metal. Other flashings shall be galvanized metal and painted.

     One (1) 4' x 8' double dome skylight/smoke vent will be installed in every other bay to provide natural light and provide for smoke evacuation.

     Warranty: Ten (10) year labor and material warranty issued by Manufacturer will be provided.

3.4 Building Clear Heights: The clear height in the office area will be 9' (or to suit) to the underside of the acoustical tile. The clear height will be 30' to the underside of the bar joist. No pipe, equipment or fixtures will be placed below the bottom chord of the bar joists without specific written permission from IDI and Tenant.

3.5 The demised premises will be separated by a full height wall. The wall will be concrete block to 10'-0" AFF and 5/8" gypsum board applied to 3-5/8" thick, 25 gauge metal studs spaced at 24" o.c. above that to the underside of the roof deck.

4.0  INTERIOR FINISHES
     -----------------

     Office build-out will be provided from an allowance of $40.00/SF ($400,000.00) to include all items except exterior shell, and floor slab.

     The standards to be utilized in the construction of the office will be as follows unless specifically noted:

     . The office floor will be a 4" slab on 2" granular.

[IDI LOGO]

     . Carpet will be direct glue down with 2 1/2" vinyl base.

     . Vinyl tile will be 1/8" composition tile as manufactured by Armstrong.

     . Quarry tile will be 6" x 6" thin set tile with quarry tile base. Ceramic tile will be 2" x 2" ceramic mosaic tile as manufactured by American Oleon.

     . Walls: Unless indicated otherwise, the interior walls shall be constructed with one (1) layer of 5/8" gypsum wall board applied to each side of 3-5/8" thick, 25 gauge metal stud framing members spaced at 24" o.c. Interior partitions shall extend from the floor to finished ceiling except around the washrooms, conference room and Manager's office where the walls shall penetrate the ceiling grid system and run to 3' above the ceiling with sound attenuation blankets. On walls where paint is specified, two (2) coats of flat latex will be applied.

     . The demising wall between the warehouse and office will be concrete block to 10'-0" AFF and 5/8" gypsum board applied to 3-5/8" thick, 25 gauge metal studs spaced at 24" o.c. above that to the underside of the roof deck. The warehouse side of the office demising wall shall be taped, sanded and painted with two (2) coats of flat latex.

     . Base Materials: All vinyl base adjacent to carpeted arcs shall be a 2 1/2" straight base. Quarry and ceramic tile base shall have coved profile at floor.

     . Ceilings: Acoustical ceiling tile shall be 2' x 4' lay-in panels with a random perforated pattern. All wall trim and column trim shall match the white painted steel 2' x 4' exposed suspension grid system. The ceiling grid system shall be continuous throughout the space.

     . Wood Doors: Interior office doors shall be 3' x 7', solid core, with a stained, sealed and varnished red oak veneer. All office doors will be set in painted hollow metal frames.

     . Hollow Metal Doors and Frames: All hollow metal doors shall be insulated and painted and set in painted hollow metal frames.

[IDI LOGO]

     . Finish Hardware: All door hardware shall be lever type as manufactured by Schlage, Yale, Corbin or an equal commercial grade with its function appropriate for its intended usage. A complete keying system allowing doors to be keyed alike within a given area and tied into a building master and grand master system shall be provided. Tenant will be responsible for re-keying of all exterior doors prior to occupancy.

     . Washrooms: All washroom partitions shall be ceiling hung, metal, with a baked-on enamel finish.

     . Each washroom shall receive soap dispensers, a recessed paper towel cabinet, a recessed trash receptacle and a mirror. The women's restroom shall receive sanitary napkin disposals in each stall. The washrooms shall each receive a plastic laminate vanity for recessed sinks.

     . Plumbing: A complete plumbing system shall be designed and installed for all fixtures as required by the office build-out allowance. This shall consist of all necessary sanitary waste, vent and hot and cold water piping systems. All fixtures will be wall hung, flush valve type.

     . Heating/Cooling: The office will be heated and air conditioned by means of commercial roof top gas-fired heating and electrical cooling units per the requirements of the office build-out allowance. The conference room and lunch area will have ceiling exhaust fans and all restrooms will have direct exhaust. Winter design will be 70 (degrees) F. inside at -10 (degrees) F. outside air temperature. Summer design will be 73 (degrees)
       F. inside at 93 (degrees) F. dry bulb outside temperature. All office units will have seven (7) day programmable thermostats and units over 5 ton capacity will have economizer cycles. All office roof-top mechanical equipment will be screened from view.

     . Lighting: 2' x 4' three (3) lamp lay-in troffer with steel hinged and latched door and parabolic lens designed for seventy (70) foot-candles at 30" above the floor as required by the office build-out allowance.

     . Power: Each private office will receive two (2) duplex receptacles and one (1) phone outlet. Restrooms and lunchroom will have one (1) countertop GFI outlet each. Lunch area will have two (2) duplex receptacles spaced on wall for vending machines. Large general

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       purpose rooms will have one (1) duplex outlet on each wall and one (1)
       phone outlet.

     . Office lobby with a quarry tile floor.

     . An aluminum sill at all window areas.

5.0  FLOOR - All proposed building floor slabs will be concrete slab-on-grade.
     -----
     Warehouse floor will be a 7" slab on a 3" stone base and 3,500 psi concrete. Slabs will be troweled smooth and receive a burnished finish. Slabs shall meet the following floor flatness/levelness specifications:
     Ff35/Fl25.

6.0  DOCK AREA EQUIPMENT AND OVERHEAD DOORS - (Twenty-nine (29) Exterior Truck
     --------------------------------------
     Docks, one (1) Drive-in Door).

     Dock Equipment - Twenty-nine (29) 6' x 8' mechanically operated 30,000-pound dock levelers with safety drop, full range toe-guards, and weather seal.

     Overhead Doors - Twenty-nine (29) 9' x 10' and one (1) 12' x 14' exterior doors shall be prefinished, metal panel type, insulated, weather stripped and complete with lockset hardware and two (2) windows per door (Therma-core or Therma-span solid filled doors). All door tracks to be protected by rail guards. Drive-in door will be equipped with a push-button motor operator. All other doors will be manual. Each door will have a dock seal and light.

7.0  MECHANICAL
     ----------

7.1 Plumbing: An interior roof drainage system shall be provided and connected to the exterior storm system. Roof drains and cleanouts shall be Josam, Smith, Wade, Zurn or equal. All drain heads and horizontal runs will be insulated to prevent condensation.

7.2 Heating, Ventilating and Air Conditioning: The work shall include the design and installation of the following:

     Warehouse Area: The warehouse area will be heated by a roof mounted,
     --------------
     direct-fired positive pressure unit. Winter design will be 65 (degrees) F. inside at - 15 (degrees) F. outside air temperature.

7.3 Fire Protection System: A complete ESFR fire protection sprinkler system shall be provided for the warehouse and dock areas designed in accordance with NFPA, to allow rack or piled storage of product to a height of 30' without the need for in-rack sprinklers. The system shall include a fire department connection at the front

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     of the building and all necessary pipes, valves, smoke detectors, strobes, alarms and fire bells as required by the municipality. Any specific insurance company requirement should be forwarded to IDI for review as soon as possible.

     The office areas shall be provided with a fire protection sprinkler system designed for light hazard densities in accordance with NFPA 13.

     Semi-recessed, chrome plated sprinkler heads shall be provided for the office areas and brass sprinkler heads shall be furnished in the warehouse and dock area. Warehouse sprinkler heads will be 75 psi ESFR heads.

8.0  ELECTRICAL
     ----------

8.1 Power Distribution: Included in this proposal is a complete building power distribution system from an 800 amp, 277/480 volt, 3-phase, 4-wire, pad-mounted transformer to power and lighting panels, switches, and/or circuit breakers throughout the building; to supply heating, ventilating, air-conditioning, lighting convenience outlets, and the other building components identified in this proposal requiring electrical connections. All components and devices to be industrial grade.

8.2 Lighting: All lighting systems shall be designed and installed using the fixture types outlined below, high power factor ballasts and single phase circuits. Lighting shall be controlled by wall switches in the office and circuit breaker design for switch-on in the warehouse areas. Contractor to verify color of switches, receptacles and wall plates prior to installation.

     In general, the lighting systems shall be as follows:

     A. Warehouse - Metal Halide fixtures designed for twenty-five (25) foot-candles initial average at 30" above the floor in a general lighting pattern (quantity provided 200). All foot-candle measurements will be within +/- 25% of the overall average specified. Fixtures will be hung from the top chord of the bar joists and suspended between them. Warehouse to include a night light system with quartz restrike.

     B.  Accent Lighting - Wall or soffit lighting at all building entrances.

     C. Exit Light and Emergency Battery Pack Type Fixtures - Provided where required by code. Emergency battery pack type fixtures to

[IDI Logo]

         be wired to building electrical system and batteries to be "trickle" charged.

     D. Parking Lot Lighting - Provided by a combination of pole and wall mounted "shoe box" type high pressure sodium fixtures. Poles to be tapered round spun, tapered aluminum and fixtures to have anodized aluminum heads. The fixtures will turn-on by photo cell and turn-off by time clock.

     E. Fifteen (15) 35-amp duplexes for block beaters will be provided. One outlet per pair of doors.

     Warehouse will have one (1) quadplex between each pair of overhead doors.

9.0  EXCLUDED ITEMS
     --------------

     The following items shall be specifically excluded from this proposal:

     A.  Furniture and office furnishings including demountable partitions.

     B.  Building security, paging or phone systems.

     C. Time clocks, lockers, dumpster, dumpster screen, conveying system, fire extinguishers, storage racks or in-rack sprinklers.

     D. Power distribution to, and electrical or mechanical hook-up of, Tenant's equipment.

10.0 MISCELLANEOUS ITEMS INCLUDED
     ----------------------------

     A.  Fire department knox box.

     B. Fire alarm control panel with required horns, bells, strobes and pull stations.

     C.  Full height glass entry door.

     D.  One (1) roof access ladder and hatch.

     E.  All necessary permits and approvals.

[IDI LOGO]

11.0 ALLOWANCE SUMMARY
     -----------------

11.1 Cash Allowance: The following cash allowances are included in this specification. Cash allowances include all applicable tax, freight, design, materials, installation, supervision, overhead, profit, etc., unless otherwise noted, incurred by IDI to provide specific work. Overruns or credits within any specific allowance area may be applied against the total of the entire allowance fund. Tenant will be allowed to use any final cash allowance fund balance for additional items in the building. Additions shall be handled as a Change to the Lease and will carry a 12% fee for IDI.

     A. Tenant Improvement/Office   $400,000.00

                                   EXHIBIT D
                                   ---------

                       SUBORDINATION, NON-DISTURBANCE AND
                              ATTORNMENT AGREEMENT


        THIS SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT AGREEMENT (this "Agreement") is made as of the __ day of __________, 199_ between ____________, a ______________ (hereinafter called "Mortgagee"), which has an office at _____________________ (Attn:____________________), ___________________________,
a __________________ corporation (hereinafter called "Landlord"), which has an office at __________ and ___________ , a ____________ corporation (hereinafter called "Tenant"), which has an office at ____________.


                             W I T N E S S E T H:
                             - - - - - - - - - -
        WHEREAS, Tenant has entered into that certain Lease ("Lease") dated ___________________________, 199_ with Landlord, as Landlord, which Lease demises certain premises (the "Premises") located on the real property described on Exhibit A attached hereto and made a part hereof (the "Property');

        WHEREAS, Mortgagee has agreed to make a loan to Landlord in the face principal amount of $ __________, to be secured by a Mortgage and Security Agreement (herein, together with all amendments, modifications, extensions, renewals, consolidations and replacements thereof now existing or hereafter entered into, collectively called the "Mortgage") on the Property; and

        WHEREAS, Mortgagee, Landlord and Tenant have reached certain agreements regarding the Lease and the Mortgage hereinafter set forth in this Agreement.

        NOW, THEREFORE, in consideration of the sum of ________ Dollars ($_____) in hand paid by Mortgagee to Tenant and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, it is hereby agreed as follows:

        1. In accordance with and subject to all the provisions of this Agreement, the Lease is and shall be subject and subordinate to the Mortgage, to the full extent of any and all amounts from time to time secured thereby and interest thereon.

        2. Tenant, for itself and its successors and assigns, agrees that it will attorn to and recognize any purchaser of the Property at a foreclosure sale under the Mortgage or any transferee who acquires the Property by deed in lieu of foreclosure or otherwise, and the successors and assigns of such purchaser or transferee, as its landlord for the unexpired balance (and any extensions or renewals, whether previously, at that time or thereafter exercised by Tenant) of the term of the Lease, subject to and in accordance with the terms and conditions set forth in the Lease. Mortgagee agrees that Tenant will not be joined in any proceeding or action to foreclose the Mortgage unless Tenant is a necessary party to such proceeding or action.

        3. Mortgagee, for itself and its successors and assigns, and for any purchaser at a foreclosure sale under the Mortgage, any transferee who acquires the Property by deed in lieu of foreclosure or otherwise, and the successors and assigns of such purchaser or transferee (herein, Mortgagee and each such other party is called a "New Landlord"), hereby covenants and agrees with Tenant that in the event Mortgagee shall commence any proceedings to foreclose the Mortgage for any reason whatsoever or in the event any other New Landlord shall succeed to the interest of Landlord by foreclosure, deed in lieu thereof or otherwise, that: (a) the Lease shall, in accordance with its terms, remain in full force and effect as a direct lease between Mortgagee or other New Landlord (as the case may be), and Tenant, with the same force and effect as if originally entered into with Mortgagee, or such other New Landlord (as the case may be); and (b) Tenant's possession of the Premises and Tenant's rights and privileges under the Lease shall not be diminished, interfered with or disturbed by such Mortgagee or such other New Landlord by such foreclosure under the Mortgage or by any such attempt to foreclose or to succeed to the interests of Landlord by foreclosure, deed in lieu thereof or otherwise; provided that the rights of possession of Tenant are subject to all the terms of the Lease.

        4. Without the prior written consent of Mortgagee, Landlord will have no right or power to (a) enter into any agreement amending or terminating the Lease or (b) cancel the term of, or surrender, the Lease, or (c) waive or release Tenant from any obligation of Tenant under the Lease; provided that regarding only any proposed amendment of the Lease which does not reduce the amount of rental payable under the Lease by Tenant, relieve Tenant of any material obligation under the Lease, materially increase the responsibilities of Landlord or otherwise materially impair or reduce the economic value of the Lease to Mortgagee, Mortgagee agrees not unreasonably to withhold or delay its consent. Mortgagee shall approve or disapprove of such actions within thirty
(30) days of request thereof, and if
notice of disapproval is not received within said time deadline. Mortgagee is deemed to have approved thereof. If Mortgagee disapproves same, it shall state with specificity the reasons for such disapproval.

        5. The Tenant hereby agrees to provide Mortgagee with a copy of any written notice given by Tenant to Landlord of any default under the Lease by the Landlord (such copy to Mortgagee to be given simultaneously with the giving of the notice to Landlord) and to allow Mortgagee the same right and opportunity to remedy or cure such default as may be available to Landlord under the Lease prior to exercising any right or remedy of the Tenant under the Lease. Notwithstanding the foregoing, Tenant agrees that Mortgagee shall have no obligation to remedy or cure any such default.

        6. In the event that Mortgagee or any other New Landlord shall succeed to the interest of Landlord under the Lease, Tenant agrees that Mortgagee or such other New Landlord shall not be: (i) subject to any credits, offsets (except as may be expressly provided to the contrary in the Lease), defenses, claims or counterclaims which Tenant might have against any prior landlord (including Landlord) (ii) bound by any rent or additional rent which Tenant shall have paid more than one month in advance to any prior landlord (including Landlord), or (iii) bound by any amendment or modification to the Lease, after the effective date hereof, or waiver of any provision of the Lease, which has not been consented to in writing by Mortgagee or deemed approved hereunder.

        7. Each notice, demand or other communication in connection with this Agreement shall be in writing and shall be deemed to be given to and served upon the addressee thereof on the earlier of (i) actual delivery to such addressee at its address set out above or (ii) the third business day after the deposit thereof in the United States mails, registered or certified mail, return receipt requested, first-class postage prepaid, addressed to such addressee at its address set out above. By notice complying with this section, any party may from time to time designate a different address in the continental United
States as its address for the purpose of the receipt of notice hereunder.

        8. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto, and their respective successors and assigns.

        9. This Agreement shall be governed by and construed and interpreted in accordance with the laws of the State of Illinois.

                                   EXHIBIT E

                             Rules And Regulations

These Rules and Regulations have been adopted by Landlord for the mutual benefit and protection of all the tenants of the Building in order to insure the safety, care and cleanliness of the Building and the preservation of order therein.

   1. The sidewalks shall not be obstructed or used for any purpose other than ingress and egress. No tenant and no employees of any tenant shall go upon the roof of the Building without the consent of Landlord.

   2. No awnings or other projections shall be attached to the outside walls of the Building.

   3. The plumbing fixtures shall not be used for any purpose other than those for which they were constructed, and no sweepings, rubbish, rags or other substances, including Hazardous Substances, shall be thrown therein.

   4. No tenant shall cause or permit any objectionable or offensive odors to be emitted from the Demised Premises.

   5. The Demised Premises shall not be used for lodging or sleeping or for any immoral or illegal purposes.

   6. No tenant shall make, or permit to be made any unseemly or disturbing noises, sounds or vibrations or disturb or interfere with tenants of this or neighboring buildings or premises or those having business with them.

   7. Each tenant must, upon the termination of this tenancy, return to the Landlord all keys of stores, offices, and rooms, either furnished to, or otherwise procured by, such tenant, and in the event of the loss of any keys so furnished, such tenant shall pay to the Landlord the cost of replacing the same or of changing the lock or locks opened by such lost key if Landlord shall deem it necessary to make such change.

   8. Canvassing, soliciting and peddling in the Building and the Project are prohibited and each tenant shall cooperate to prevent such activity.

   9. Landlord will direct electricians as to where and how telephone or telegraph wires are to be introduced. No boring or cutting for wires or stringing of wires will be allowed without written consent of Landlord. The location of telephones, call boxes and other office equipment affixed to the Demised Premiss shall be subject to the approval of Landlord.

   10. Parking spaces associated with the Building are intended for the exclusive use of passenger automobiles. Except for intermittent deliveries, no vehicles other than passenger automobiles may be parked in a parking space without the express written permission of Landlord. Trucks and tractor trailers may only be parked at designated areas of the Building. Trucks and tractor trailers shall not block access to the Building.

   11. No tenant shall use any area within the Project for storage purposes other than the interior of the Demised Premises.

                                  EXHIBIT F

                           CERTIFICATE OF AUTHORITY
                                  CORPORATION

    The undersigned, Secretary of Aladdin Manufacturing Corporation ("Tenant"), hereby certifies as follows to INDUSTRIAL DEVELOPMENTS INTERNATIONAL, INC., a Delaware corporation ("Landlord"), in connection with Tenant's proposed lease of premises in Inventory Facility No. 1, at Bolingbrook Corporate Center, Bolingbrook, Illinois (the "Premises"):

    1. Tenant is duly organized, validly existing and in good standing under the laws of the State of __________________, and duly qualified to do business in the State of Illinois.

    2. That the following named persons, acting individually, are each authorized and empowered to negotiate and execute, on behalf of Tenant, a lease of the Premises and that the signature opposite the name of each individual is an authentic signature:



-----------------------     ----------------------     ----------------------
       (name)                       (title)                   (signature)


-----------------------     ----------------------     ----------------------
       (name)                       (title)                   (signature)


-----------------------     ----------------------     ----------------------
       (name)                       (title)                   (signature)

    3. That the foregoing authority was conferred upon the person(s) named above by the Board of Directors of Tenant, at a duly convened meeting held _____________, 19__.



                                                ---------------------------
                                                Secretary

                                                            [CORPORATE SEAL]

                                   EXHIBIT G

   The following Special Stipulations are hereby incorporated into and made a part of the foregoing Lease ("this Lease") and, to the extent of any conflict between these Special Stipulations and all other provisions of this Lease, these Special Stipulations shall govern and control.

1.  Right of First Offer. So long as this Lease is in full force and effect and
    ---------------------
no Event of Default has occurred and is then continuing, and no facts or circumstances then exist which, with the giving of notice or the passage of time, or both, would constitute an Event of Default. Landlord hereby grants to Tenant a right of first offer (the "Right of First Offer") to expand the Demised Premises to include any space in the Building which directly adjoins the Demised Premises and becomes vacant from time to time (the "Offer Space"), subject to the following terms and conditions. The term "directly adjoins", as used in the preceding sentence, shall mean space which actually adjoins the Demised Premises. By way of example, the Demised Premises contains approximately 201,850 square feet, located at one end of the Building, leaving approximately 150,488 square feet in the remainder of the Building. Assuming, for the purposes of this example only, that no other tenants occupied any other portion of the Building, a lease by Landlord of approximately 10,000 square feet at the opposite end of the Building from the Demised Premises (thereby leaving approximately 10,000 square feet of space directly adjoining the Demised Premises) would not be subject to the Right of First Offer and would not constitute Offer Space.

    (a) The term of the Right of First Offer shall commence on the Lease Commencement Date and continue throughout the initial Term (the "First Offer Period").

    (b) Subject to the other terms of this Right of First Offer, after any part of the Offer Space has or will "become available" (as defined herein) for leasing by the Landlord, Landlord shall not, during the term of the Right of First Offer, lease to another tenant such available portion of the Offer Space (the "Available Offer Space") without first offering Tenant the right to lease such Available Offer Space, subject to the following conditions:

        (i) Space shall be deemed to "become available" when Landlord desires to offer vacant space in the Building for lease or a lease for any tenant in the Building from time to time of all or a portion of the Offer Space expires or is otherwise terminated.

        (ii) Notwithstanding item (i) of this subparagraph b, Offer Space shall not be deemed to "become available" if the space is assigned or subleased by the then-current tenant of the space; or re-let by the then-current tenant of the space by renewal, extension, or renegotiation.

    (c) Consistent with subparagraph b. above, Landlord shall not lease any Available Offer Space to another tenant unless and until Landlord has first offered the Available Offer Space to Tenant in writing (the "Offer"). The Offer shall contain (i) a description of the Available Offer Space (which description shall include the square footage amount and location of such Available Offer Space) and an attached floor plan that will show the Available Offer Space; (ii) the date on which Landlord expects the Available Offer Space to become available; (iii) the increase in the Base Rent which would occur upon incorporating the Available Offer Space into this Lease; and (iv) the increase in Tenant's Operating Expense Percentage which would occur upon incorporating the Available Offer Space into this Lease. Upon receipt of the Offer, Tenant shall have the right, for a period of ten (10) calendar days after receipt of the Offer, to exercise the Right of First Offer by giving Landlord written notice that Tenant desires to lease the Offer Space at the base rent and upon the special terms and conditions as are contained in the Offer. If the term of the Offer Space expires after the Expiration Date of the Term, the Term of this Lease shall be extended to be coterminous with the term of the Offer Space and the Annual Base Rent per square foot for the Demised Premises during said extension shall be based upon the greater of (i) the base rent per square foot for the Offer Space or (ii) the Annual Base Rent per square foot of the Demised Premises for the last year of the Term.

    (d) If, within such ten (10)-day period, Tenant exercises the Right of First Offer, then Landlord and Tenant shall amend the Lease to include the Offer Space so that the Offer Space shall thereafter be governed by the terms and conditions of this Lease as modified by the terms and conditions of the Offer.

    (e) If, within such ten (10)-day period, Tenant declines or fails to exercise the Right of First Offer, Landlord shall then have the right to lease the Offer Space in portions or in its entirety to a third party, unrelated to and unaffiliated with Landlord, at any time without regard to the restrictions in this Right of First Offer and on whatever terms and conditions Landlord may decide in its sole discretion, provided the base rent, additional rent, any monetary allowances and any rent concessions are not substantially more favorable to such tenant than those set forth in the Offer, without again complying with all the provisions of this Right of First Offer. Any base rent which is at least ninety percent (90%) of the base rent specified in the Offer will conclusively be deemed to be as favorable as the base rent specified in the Offer.

     (f) If Landlord desires to lease the Offer Space at a base rent substantially less than the base rent set forth in the Offer, or if Landlord desires to materially alter or modify the special terms and conditions of the Offer, if any, Landlord shall be required to present the altered or modified Offer to Tenant pursuant to this Right of First Offer, in the same manner that the original Offer was submitted to Tenant.

     (g) With respect to any portion of the Building which is leased from time to time during the Term (subject to compliance by Landlord with this Special Stipulation 1) and which, if vacant, would constitute Offer Space, this Right of First Offer shall be subordinate to any extension or renewal options contained in any such lease. Further, if at the end of the term of any such lease, the tenant thereunder desires to remain in its space, Landlord shall be entitled to renew the lease and this Right of First Offer shall be subject and subordinate to such renewal.

     (h) This Right of First Offer is personal to ALADDIN MANUFACTURING CORPORATION, and shall become null and void upon the occurrence of an assignment of the Lease or a sublet of all or a part of the Demised Premises.

                                      g-2